                  MORTGAGE, SECURITY AGREEMENT
                     AND ASSIGNMENT OF RENTS

                              from

                     LASALLE NATIONAL BANK,
   not personally but as successor trustee under that certain
Trust Agreement, dated November 20, 1975, and known as Trust No.
                             49475,

                               and

                 OAK BROOK URBAN VENTURE, L.P.,
            Beneficiary of the above-named land trust

                            MORTGAGOR

                               to

                       USC OAKBROOK, INC.,

                            MORTGAGEE

                               and

     GOLDMAN SACHS MITSUI MARINE DERIVATIVE PRODUCTS, L.P.,
                       as a secured party


                          joined in by

      TEACHERS' RETIREMENT SYSTEM OF THE STATE OF ILLINOIS,

                            FEE OWNER
                  Dated as of November 3, 1997

       Prepared by and after recording, please return to:


                   Weil, Gotshal & Manges, LLP
                        767 Fifth Avenue
                    New York, New York 10153
             Attention: Elliot L. Hurwitz, Esq. (RH)

                        TABLE OF CONTENTS


                                                                     PAGE
                                                                     ----


1.   Definitions                                                       8

2.   Warranty of Title                                                31

3.   Payment and Performance of Obligations Secured                   32

4.   No Default                                                       33

5.   Negative Covenants                                               33

6.   Insurance                                                        35

7.   Condemnation and Insurance Proceeds                              39

8.   Impositions, Liens and Other Items; Contests Generally           45

9.   Funds for Taxes and Insurance                                    47

10.  Assignment of Leases and Rents                                   49

11.  Security Agreement                                               50

12.  Transfers, Indebtedness and Subordinate Liens                    51

13.  Maintenance of Mortgage Property; Alterations; Inspection;
     Utilities                                                        57

14.  Legal Compliance                                                 61

15.  Books and Records, Financial Statements, Reports and Other
     Information                                                      61

16.  Compliance with Leases and Agreements                            63

17.  Mortgagee's Right to Perform                                     66

18.  Mortgagor's Existence; Organization and Authority                66

19.  Protection of Security; Costs and Expenses                       67

20.  Management of the Mortgaged Property                             68

21.  No Endorsement                                                   69

22.  Remedies                                                         69

23.  Application of Proceeds                                          72

24.  Notice of Certain Occurrences                                    73

25.  Waiver of Trial by Jury                                          74

26.  Trust Funds                                                      74

27.  Changes in Method of Taxation; No Credit for Payment of Taxes    74

28.  Notices                                                          74

29.  Modification                                                     76

30.  Partial Invalidity                                               77

31.  Mortgagor's Waiver of Rights                                     77

32.  Remedies Not Exclusive                                           77

33.  Successors and Assigns                                           78

34.  Applicable Law                                                   79

35.  Additional Representations, Warranties and Covenants             79

36.  No Waiver                                                        85

37.  Non-Recourse Obligations                                         85

38.  Further Assurances                                               86

39.  Estoppel Certificates                                            86

40.  Additional Security                                              86

41.  Indemnification by Mortgagor                                     86

42.  Release                                                          88

43.  Usury                                                            89

44.  Creation of Additional Mortgage Notes                            89

45.  The Ground Lease                                                 92

46.  Exculpation of Land Trustee                                      92

47.  Environmental Matters                                            92

48.  Joinder by Ground Lessor                                         94

EXHIBITS
--------

EXHIBIT A     Legal Description of Premises

EXHIBIT B     Permitted Exceptions

EXHIBIT C     Subordination, Nondisturbance and Attornment Agreement

EXHIBIT D     Form of Class A Note

          MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF RENTS, dated as of the 3rd day of November, 1997 (the "Mortgage"), made by LASALLE NATIONAL BANK, not personally but as successor trustee under that certain Trust Agreement, dated November 20, 1975, and known as Trust No. 49475 ("Mortgagor"), having an address at 135 South LaSalle Street, Chicago, Illinois 60603, and GOLDMAN SACHS MITSUI MARINE DERIVATIVE PRODUCTS, L.P., a Delaware limited partnership ("Rate Swap Counterparty"), having an address at 85 Broad Street, New York, New York 10004, and USC OAKBROOK, INC., a Delaware corporation ("Mortgagee"; and sometimes hereinafter referred to as "Depositor"), having an address at 900 North Michigan Avenue, Chicago, Illinois 60611-1582.

                      W I T N E S S E T H :

          WHEREAS, Mortgagor is the lessee under a Ground Lease, dated December 31, 1990, between Teachers' Retirement System of the State of Illinois, as lessor (the "Ground Lessor"), and Mortgagor, as lessee, as amended by amendments dated December 8, 1992, October 14, 1993 and October 21, 1993 (such Ground Lease, as so amended, the "Ground Lease"), affecting certain land located in the Village of Oak Brook, County of DuPage, State of Illinois, and commonly known as "Oakbrook Center", as more particularly described in Exhibit "A" attached hereto and made a part hereof (the "Premises"), and all buildings and improvements located thereon;

          WHEREAS, simultaneously with the execution and delivery of this Mortgage, Mortgagee desires to establish a trust that, on the date hereof, will issue ONE HUNDRED FORTY MILLION AND 00/100 DOLLARS ($140,000,000) aggregate principal amount of Floating Rate Certificates, which will be comprised of one class of certificates designated as Class A (the "Class A Certificates") under that certain Trust and Servicing Agreement (the "Trust Agreement") dated of even date herewith by and between Mortgagee, as Depositor, Bankers Trust Company, a New York banking corporation, as Trustee (together with its co-trustees, successors and assigns in accordance with the terms of the Trust Agreement, the "Trustee"), and AMRESCO Services, L.P., as Servicer (together with its successors and assigns in accordance with the terms of the Trust Agreement, the "Servicer"), and to lend the proceeds of issuance of the Class A Certificates to Mortgagor, said loan (together with any loan evidenced by Additional Notes, collectively, the "Loan"), in the amount, on the date hereof, of $140,000,000, to be evidenced by that certain Class A Mortgage Note made by Mortgagor to Mortgagee, the form of which is attached hereto as Exhibit "D" and hereby made a part hereof (the "Class A Note"), it being expressly understood that all or any portion of the amounts due under the Class A Note may from time to time be repaid, subject in each case to the terms of the Class A Note and the terms and condition of this Mortgage and the other Loan Documents executed by the Mortgagor as security for the borrowing by Mortgagor evidenced by the Class A Note;

          WHEREAS, simultaneously with the making and delivery of the Class A Note and the execution and delivery of this Mortgage, Mortgagee shall execute and deliver to the Trustee the Assignment (as defined in the Trust Agreement), thereby assigning to the

Trustee the Class A Note, this Mortgage and all the other Loan
Documents securing the payment of the Class A Note; and

          WHEREAS, simultaneously with the making and delivery of the Class A Note and the execution and delivery of this Mortgage, Mortgagor acquired that certain Rate Swap Agreement (hereinafter defined) with the Rate Swap Counterparty.

          NOW, THEREFORE, in consideration of the Loan to the Mortgagor evidenced by the Class A Note and any Additional Notes and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor hereby agrees as follows:

          TO SECURE:

                    (i)  payment and performance of all
     covenants, conditions, liabilities and obligations of Mortgagor contained in, and payment of the indebtedness evidenced by, the Class A Note and any Additional Notes (hereinafter defined) (the Class A Note and any Additional Notes hereinafter sometimes collectively referred to as the "Mortgage Notes") plus all interest and other amounts payable thereunder; and

                    (ii)  payment and performance of all cove
     nants, conditions, liabilities and obligations of Mortgagor contained in this Mortgage and any extensions, renewals or modifications hereof; and

                    (iii)  payment and performance of all cove
     nants, conditions, liabilities and obligations of Mortgagor contained in the Assignment of Leases and Rents, dated as of the date hereof (the "Assignment of Leases"), between Mortgagor, as assignor, and Mortgagee, as assignee, and any extensions, renewals or modifications thereof; and

                    (iv)  payment and performance of all cove
     nants, conditions, liabilities and obligations of Mortgagor contained in the Rate Swap Agreement and each of the other
     Loan Documents (as hereinafter defined); and

                    (v)  without limiting the generality of the
     foregoing, payment of all indebtedness, liabilities, and amounts from time to time evidenced by the Mortgage Notes, and all other indebtedness and liabilities, direct or indirect, of Mortgagor to Mortgagee, due or to become due hereunder, under the Assignment of Leases or under any other Loan Document (including, without limitation, any future advances, disbursements, payments and reimbursements made, and charges, expenses and costs incurred by Mortgagee pursuant to the Mortgage Notes, this Mortgage or such other Loan Documents) payable in respect of the Mortgage Notes, even if the aggregate amount of indebtedness outstanding at any one time exceeds the respective face amounts of the Mortgage Notes (all of the foregoing indebtedness, monetary liabilities and obligations set forth in clauses (i)-(iv) above and this clause (v), collectively, the "Indebtedness"; and payment of the Indebtedness together with the performance of all covenants, conditions and obligations set forth in clauses (i)-(iv) above and this clause (v), collectively, the "Obligations").


                         GRANTING CLAUSES

Mortgagor hereby creates a Lien (as hereinafter defined) on and security interest in and mortgages, grants, assigns, transfers and sets over to Mortgagee and the Rate Swap Counterparty the following (collectively, the "Mortgaged Property"):

                    (A)  all of Mortgagor's right, title and
     interest in and to the leasehold estate in the Premises created pursuant to the Ground Lease, and all of Mortgagor's rights, privileges and benefits as lessee thereunder; and all of Mortgagor's right, title and interest in and to any right pursuant to Section 365(h) of the Federal Bankruptcy Code, or any successor to such section, (i) to possession or any statutory term of years derived from or incident to the Ground Lease, or (ii) to treat the Ground Lease as terminated;

                    (B)  all of Mortgagor's right, title and
     interest in and to all buildings, foundations, structures, improvements and fixtures now or hereafter located or erected on the Premises (the "Improvements");

                    (C)  all of Mortgagor's right, title and
     interest in and to (i) all streets, avenues, roads, alleys, passages, places, sidewalks, strips and gores of land and ways, existing or proposed, public or private, adjacent to the Premises, and all reversionary rights with respect to the vacation of said streets, avenues, roads, alleys, passages, places, sidewalks and ways in the land lying thereunder, (ii) all air, lateral support, drainage, oil, gas and mineral rights, options to purchase or lease, waters, water courses and riparian rights now or hereafter pertaining to or used in connection with the Premises and/or Improvements, (iii) all and singular, the tenements, hereditaments, rights of way, easements, appendages and appurtenances and property now or hereafter belonging or in any way appertaining to the Premises, and (iv) all estate, right, title, claim or demand whatsoever, either at law or in equity, in possession or expectancy, of, in and to the Premises (collectively, the "Appurtenances"; and together with the Premises and the Improvements, collectively, the "Real Estate");

                    (D)  all of Mortgagor's right, title and
     interest in and to all of the machinery, appliances, apparatus, equipment, fittings, fixtures, materials, articles of personal property and goods of every kind and nature whatsoever, and all additions to and renewals and replacements thereof, and all substitutions therefor, now or hereafter affixed to, attached to, placed upon or located upon or in the Real Estate, or any part thereof, and used in connection with the complete and comfortable use, ownership, management, maintenance, enjoyment or operation of the Real Estate in any present or future occupancy or use thereof and now owned or leased or hereafter owned or leased by Mortgagor including, but without limiting the generality of the foregoing, all heating, lighting, laundry, cooking, incinerating, loading, unloading and power equipment, boilers, dynamos, stokers, engines, pipes, pumps, tanks, motors, conduits, switchboards, plumbing, lifting, cleaning, fire prevention, fire extinguishing, refrigerating, ventilating, and communications apparatus, air cooling and air conditioning apparatus, building materials and equipment, elevators, escalators, carpeting, shades, draperies, awnings, screens, doors and windows, blinds, stoves, ranges, refrigerators, dishwashers, cabinets, office equipment, furniture and furnishings, partitions, ducts and compressors (other than equipment and personal property of tenants of the Premises or the Improvements, or any part thereof) (hereinafter collectively called "Building Equipment"),and Mortgagor agrees to execute and deliver, from time to time, such further instruments (including, without limitation, any financing statements under the Uniform Commercial Code of the State of Illinois (the "UCC")) as may be reasonably requested by Mortgagee to confirm the lien of this Mortgage on any Building Equipment;

                    (E)  all of Mortgagor's right, title and
     interest as lessor, sublessor or licensor, or otherwise, as the case may be, in, to and under all leases, subleases, underlettings, concession agreements and licenses of the Real Estate and Building Equipment, or any part thereof now existing or hereafter entered into by Mortgagor including, without limitation, any cash and securities deposited thereunder (collectively, the "Leases"), and the right to receive and collect the revenues, income, rents, issues, profits, royalties and other benefits payable under any of the Leases or otherwise arising from the use or enjoyment of all or any portion of the Real Estate and Building Equipment (collectively, the "Rents");

                    (F)  all of Mortgagor's right, title and
     interest in and to all proceeds, judgments, claims, compensation, awards or payments heretofore and hereafter made to Mortgagor for the taking, whether permanent or temporary, by condemnation, eminent domain, or for any conveyance made in lieu of such taking, of the whole or any part of the Real Estate, including, without limitation, all proceeds, judgments, claims, compensation awards or payments for changes of grade of streets or any other injury to or decrease in the value of the Real Estate, whether direct or consequential, which said awards and payments are hereby assigned to Mortgagee, who is hereby authorized to collect and receive the proceeds thereof and to give proper receipts and acquittances therefor, and to apply the same toward the payment of the Indebtedness in such order as Mortgagee may determine, without regard to the adequacy of Mortgagee's security hereunder and notwithstanding the fact that the amount thereof may not then be due and payable, and toward the counsel fees, costs and disbursements authorized hereunder to be incurred by Mortgagee in connection with the collection of such awards or payments; and Mortgagor hereby agrees, upon request, to make, execute and deliver any and all further assignments and other instruments sufficient for the purpose of confirming this assignment of said proceeds, judgments, claims, compensation awards or payments to Mortgagee, free, clear and discharged of any encumbrances of any kind or nature whatsoever other than the interest of Mortgagor therein or the claims of Mortgagor thereto;

                    (G)  all of Mortgagor's right, title and
     interest in and to all unearned premiums paid under insurance policies now or hereafter obtained by Mortgagor insuring the Real Estate and the Building Equipment and any other insurance policies maintained by or on behalf of Mortgagor pursuant to Section 6 hereof, including, without limitation, liability insurance policies and Mortgagor's interest in and to all proceeds of the conversion and the interest payable thereon, voluntary or involuntary, of the Mortgaged Property, or any part thereof, into cash or liquidated claims, including, without limitation, proceeds of casualty insurance, liability insurance, title insurance or any other insurance maintained on or with respect to the Real Estate and Building Equipment;

                    (H)  all right, title and interest of
     Mortgagor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Real Estate and the Building Equipment, hereafter acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor on the Real Estate, and all conversions of the security constituted thereby; immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage, conveyance, assignment or other act by Mortgagor, any of such extensions, improvements, betterments, renewals, substitutes and replacements shall become subject to the lien of this Mortgage as fully and com pletely, and with the same effect, as though now owned by Mortgagor and specifically described herein;

                    (I)  all of Mortgagor's right, title and
     interest in, to and under, to the extent the same may be encumbered or assigned by Mortgagor pursuant to the terms thereof, (i) the Operating Agreements (as hereinafter defined) and all contracts and agreements relating to the Real Estate, and other documents, books and records related to the ownership and operation of the Real Estate; (ii) all consents, licenses, warranties, guaranties, building permits and government approvals relating to or required for the construction, completion, occupancy and operation of the Real Estate; (iii) all plans and specifications for the construction of the Improvements, including, without limitation, installations of curbs, sidewalks, gutters, landscaping, utility connections and all fixtures and equipment necessary for the construction, operation and occupancy of the Improvements; and (iv) all such other contracts and agreements from time to time executed by Mortgagor relating to the ownership, leasing, construction, maintenance, operation, occupancy, sale or financing of the

     Real Estate, together with all rights of Mortgagor to compel performance of the terms of such contracts and agreements;

                    (J) to the extent the same may be encumbered or assigned by Mortgagor pursuant to the terms thereof, all of Mortgagor's right, title and interest in, to and under escrows, documents, instruments and general intangibles, as the foregoing terms are defined in the UCC, and all contract rights, franchises, books, records, plans, specifications, permits, licenses, approvals, actions and causes of action which now or hereafter relate to, are derived from or used in connection with the Real Estate or Building Equipment or the use, operation, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon (collectively, the "Intangibles");

                    (K)  all of Mortgagor's right, title and
     interest in all proceeds, both cash and noncash, of the foregoing which may be sold or otherwise be disposed of pursuant to the terms hereof; and

                    (L)  all right, title and interest of
     Mortgagor in and to (i) any Rate Swap Agreement, and (ii) all payments due or to become due in respect of or arising out of any such Rate Swap Agreement, whether as contractual obligations, damages or otherwise, and (iii) all claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of any such Rate Swap Agreement, in each case including all accessions and additions to, substitutions for and replacements, products and proceeds of any of the foregoing.

          TO HAVE AND TO HOLD the Mortgaged Property unto the
Mortgagee and the Rate Swap Counterparty, its successors and assigns forever, upon the terms and conditions set forth herein.
Concurrently with its execution and delivery to Mortgagee, this Mortgage is being assigned, pursuant to the Assignment, to the Trustee, as trustee for the benefit of the Holders of the Certificates issued under the Trust Agreement. The address of the Trustee is as shown on the first page of the Assignment.
Upon such assignment, the Trustee (and/or its designee) shall for all purposes be the sole Mortgagee hereunder (and all references herein to Mortgagee shall be deemed to refer to the Trustee while such assignment is in effect) and shall (i) have the sole and exclusive benefit of and the right and power to exercise, or to direct the exercise of, all the rights and remedies of Mortgagee hereunder, including the right to inspect the Premises, to receive notices and financial information, to grant or withhold consents or approvals, to benefit from indemnities, to receive, hold and apply Proceeds and any Cash and Cash Collateral or Letter of Credit or any other amount or property provided by Mortgagor hereunder, and, upon the occurrence and during the continuance of an Event of Default, to take any action required or permitted of Mortgagee, all in the Trustee's own name, and to exercise all other rights and remedies of Mortgagee hereunder, (ii) be bound by all the terms hereof which apply to Mortgagee, and (iii) except to the extent otherwise specified herein or in the Trust
Agreement, act in a commercially reasonable manner in making any determination called for of it (without requiring thereby that any Holder is obligated to act in a commercially reasonable manner) under this Mortgage or in granting or withholding any approval or consent called for under or requested pursuant to this Mortgage. Mortgagor hereby acknowledges the foregoing and agrees to be bound to the Trustee, upon such assignment, recognizing the Trustee as Mortgagee hereunder as if the Trustee were named in this Mortgage as Mortgagee. Upon such assignment, Mortgagor's obligations to Mortgagee specified in this Mortgage shall be satisfied by Mortgagor's tendering full and timely payment or performance thereof to the Trustee. With respect to delivery by Mortgagee of documents and other written materials, Mortgagee shall have only the obligations expressly set forth herein or in the other Loan Documents or in the Trust Agreement.
All rights and remedies of the Trustee as Mortgagee hereunder, including all indemnities running to Mortgagee, shall also operate for the benefit of the Holders (as defined in the Trust
Agreement) as provided in the Trust Agreement and for the benefit of the Rate Swap Counterparty, and shall be exercised by the Trustee in accordance with and subject to the terms and conditions set forth in the Trust Agreement. It is expressly understood that all or any portion of the amounts due under the Mortgage Note may from time to time be repaid on the terms provided therein, subject in each case to the terms of the Trust
Agreement.

          1. DEFINITIONS. The words "herein," "hereof" and "hereunder" and other words of like import refer to this Mortgage as a whole and not to any particular Section, subsection or other subdivision. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Trust Agreement. In addition, wherever used in this Mortgage, the following terms, and the singular and plural thereof, shall have the following meanings:

          ADDITIONAL AMOUNTS: Amounts distributable to Holders (hereinafter defined) who are United States Aliens (hereinafter defined) that are necessary in order that every net payment of the principal of and interest on the Certificates, after deduction or withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States or any political subdivision or taxing authority thereof or therein, will not be less than the amount otherwise distributable to such Holders, provided that (i) Additional Amounts will cease to accrue upon the foreclosure of this Mortgage, and (ii) the obligation to pay Additional Amounts will not apply to any one or more of the following:

          (1) any tax, assessment or other governmental charge which would not have been so imposed but for (i) the existence of any present or former connection between a Holder (or between a fiduciary, settlor, beneficiary or member of such Holder, if such Holder is an estate, a trust or a partnership) and the United
States, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary or member) being or having been a citizen or resident or treated as a resident thereof, or being or having been engaged in trade or business or present therein, or having or having had a permanent establishment therein, or (ii) such Holder's present or former status as a personal holding company, a foreign personal holding company, or a controlled foreign corporation for United States tax purposes or a corporation which accumulates earnings to avoid United States federal income tax;

          (2) any tax, assessment or other governmental charge imposed on interest received by reason of such Holder's past or present status as the actual or constructive owner of 10% or more of the capital or profits interest in the Mortgagor;

          (3) any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or Beneficial Owner (hereinafter defined) of such Certificate, if compliance is required by statute or by regulation of the United States Treasury Department as a precondition to exemption from such tax, assessment or other governmental charge;

          (4) any estate, inheritance, gift, sales, transfer, personal property or any similar tax, assessment or other governmental charge;

          (5) any tax, assessment or other governmental charge which is payable otherwise than by deduction or withholding from payments of principal of or interest on such Certificate; or

          (6) any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by the Holder of such Certificate, for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

nor will Additional Amounts be paid with respect to any payment of principal of or interest on any such Certificate to any United States Alien who is a fiduciary or partnership or other than the sole Beneficial Owner of any such payment to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the Beneficial Owner would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or Beneficial Owner been the Holder of such Certificate.

          The term "UNITED STATES ALIEN" means any person who, for United States federal income tax purposes, is a foreign corporation, a nonresident alien individual, a nonresident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a nonresident alien individual or a nonresident alien fiduciary of a foreign estate or trust.

          ADDITIONAL CERTIFICATES:  As defined in the Trust Agreement.

          ADDITIONAL COUNTERPARTY:  As defined in Section 44 hereof.

          ADDITIONAL NOTES:  As defined in Section 44 hereof.

          ADDITIONAL RATE AGREEMENT:  As defined in Section 44 hereof.

          AFFILIATE: With respect to any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified
Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interest, by contract or otherwise; and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

          ALTERATION:  As defined in Section 12(c) hereof.

          APPROVED BANKS: Banks which have (i) (a) a minimum net worth of $500,000,000, or (b) total assets of $5,000,000,000 and
(ii) a long-term unsecured debt rating of at least AA by S&P and Aa2 by Moody's.

          ASSIGNMENT: means the Assignment of Mortgage, Mortgage Notes and Security Documents, dated as of the date hereof, from Mortgagee, as assignor, to the Trustee, as assignee, together with any amendment thereto pursuant to the provisions thereof.

          APPURTENANCES:  As defined in granting clause (C) hereof.

          ASSIGNMENT OF LEASES:  As defined in the recitals hereof.

          BENEFICIAL OWNER:  As defined in the Trust Agreement.

          BENEFICIARY: Oak Brook Urban Venture, L.P., an Illinois limited partnership, and its permitted successors and assigns from time to time of its beneficial interest under that certain trust agreement referred to in the caption of this Mortgage.

          BUILDING EQUIPMENT:  As defined in granting clause (D) hereof.

          BUSINESS DAY: Except in cases where the context indicates otherwise, any day (except Saturday and Sunday) on which commercial banking institutions and foreign exchange markets are open for business in London, England and New York, New York.

          CASH:  Coin or currency of the government of the United
States of America.

          CASH AND CASH EQUIVALENTS: Any or a combination of the following: (i) Cash, (ii) U.S. Government Obligations and (iii)
Debt Securities.

          CERTIFICATES:  means, collectively, the Class A
Certificates and any Additional Certificates.

          CLASS A CERTIFICATES:  As defined in the recitals hereof.

          CLASS A NOTE:  As defined in the recitals hereof.

          CLOSING DATE:  The date of this Mortgage.

          DEBT SECURITIES: Debt obligations, other than U.S. Government Securities, of any Person, whether evidenced by bonds, notes, debentures, certificates, book entry deposits, certificates of deposit, commercial paper, bankers acceptances, reinvestment letters, investment contracts, funding agreements or other instruments, which (x) shall not be subject to prepayment or redemption prior to maturity and (y) shall be rated not less than the then current rating of the Certificates by each of the Rating Agencies, or, if maturing within one year or less, having a short-term rating by the Rating Agencies not less than A-1+/P-1
(or the then equivalent ratings); and bonds or other obligations rated not less than the then current rating of the Notes by each of the Rating Agencies, issued by or by authority of any state of the United States, any territory or possession of the United States, including the Commonwealth of Puerto Rico and agencies thereof, or any political subdivision of any of the foregoing; or any combination of the foregoing.

          DEFAULT: The occurrence or existence of any event or condition which with or without the giving of notice or the passage of time, or both, would constitute an Event of Default hereunder.

          DIRECT BENEFICIAL OWNER: Such Persons who presently or may in the future own any direct ownership interest in Mortgagor or any successor of Mortgagor, in accordance with and pursuant to the terms hereof.

          ENVIRONMENTAL LAWS: All present or future federal, state and local laws, statutes, rules, ordinances and regulations adopted by any governmental agency or instrumentality having the power to adopt same relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) from Hazardous Substances, including, without limitation laws, statutes, rules, ordinances and regulations relating to emissions, discharges, releases of Hazardous Substances, or otherwise relating to the manufacture, processing, discharge, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. 6901 et seq.; the Toxic Substance Control Act, 15 U.S.C. 2601 et seq.; the Water Pollution Control Act (also known as the Clean Water Act), 33 U.S.C. 1251 et seq.; the Clean Air Act, 42 U.S.C. 7401 et seq.; and the Hazardous Materials Transportation Act, 49 U.S.C. 1801 et seq., as the same may be hereafter amended or modified.

          ERISA:  The Employee Retirement Income Security Act of
1974, as amended from time to time.

          EVENTS OF DEFAULT:  Any of the following:

          (a) (i) Failure to make any payment of interest on any Mortgage Note when due; (ii) failure to pay the principal amount of any Mortgage Note on the maturity date thereof; (iii) failure to pay when due any Additional Amounts; or (iv) failure to pay when due any amounts owed to the Rate Swap Counterparty under the Rate Swap Agreement; or

          (b) Any insurance required to be maintained with respect to the Mortgaged Property pursuant to Section 6 shall not be in effect or shall otherwise be cancelled or terminated or shall expire (and replacement insurance or a binder for such replacement insurance complying with the provisions of Section 6 has not been effected prior to such event); or

          (c) Any violation of the terms of Section 8(a) requiring the payment of all Impositions (subject to the terms of Section 8(c)), and any violation of the terms of Section 8(b) requiring the discharge of all Liens within forty five (45) Business Days after receipt of written notice of the filing thereof (subject to the terms of Section 8(c)) or the incurrence of any indebtedness in violation of Section 12(c) of this Mortgage or the occurrence of any Transfer in violation of Sections 12(a)-(b) of this Mortgage; or

          (d) Any other default in the performance or payment, or breach, of any material covenant, representation or agreement of Mortgagor contained herein or in any other Loan Document (other than a covenant, representation or agreement, a default in the performance or payment of or the breach of which is specifically dealt with elsewhere in this definition), which default is not cured within thirty (30) Business Days after written notice to Mortgagor from Mortgagee or, in the case of performance of an Obligation other than payment of Indebtedness of Mortgagor, if such default is not susceptible of being cured with diligence within said thirty (30)
Business Day period, such additional period of time as may be reasonably necessary to cure same, provided that Mortgagor commences such cure within said thirty (30) Business Day period and diligently prosecutes same, subject to Excusable Delays, until its completion, but in no event shall such extended period exceed one hundred eighty (180) days, subject to Excusable
Delays, unless, only in the case of cures that require construction or remedial work, such cure cannot with diligence be completed within such 180-day period, in which case such period shall be extended for an additional sixty (60) days, subject to Excusable Delays; or

          (e) The entry by a court of (A) a decree or order for relief in respect of Mortgagor in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging Mortgagor a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Mortgagor under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of Mortgagor or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of ninety (90) consecutive days; or

          (f) The commencement by Mortgagor of a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of it in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by Mortgagor of a petition or answer or consent seeking reorganization or relief under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law, or the consent by Mortgagor to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of Mortgagor or of any substantial part of any of its property, or the making by Mortgagor of an assignment for the benefit of creditors, or the admission by Mortgagor in writing of its inability to pay its debts generally as they become due, or the taking of official trust action of Mortgagor (or if, at any time, Mortgagor shall no longer be a trust, corporate or partnership action, as the case may be) in furtherance of any such action.

Notwithstanding the foregoing, any default under (e) or (f) of the foregoing definition which relates to a trustee of an Illinois land trust (or other form of grantor trust) which is the Mortgagor may be cured by the beneficiary of such trust substituting another trustee for the trustee creating the default, within ninety (90) days after such default arises.

          EXCUSABLE DELAY: A delay due to acts of God, governmental restrictions, enemy actions, civil commotion, fire, casualty, strikes, shortages of supplies or labor, work stoppages or other causes beyond the reasonable control of Mortgagor, but lack of funds shall not be deemed a cause beyond the reasonable control of Mortgagor.

          EXPANSION:  As defined in Section 13(f).

          GAAP:  As defined in Section 15(a) hereof.

          GOVERNMENTAL AUTHORITY: Any federal, state or local government or any other political subdivision thereof exercising executive, legislative, judicial, regulatory or administrative functions.

          GROUND LEASE:  As defined in the recitals hereof.

          GROUND LESSOR:  As defined in the recitals hereof.

          HAZARDOUS SUBSTANCE:  Any material waste or substance which is:

                         (i)  included within the definition of
     "hazardous substances," "hazardous materials," "toxic substances," or "solid waste" in or pursuant to any Environmental Law, or subject to regulation under any Environmental Law;

                         (ii)  listed in the United States Depart
     ment of Transportation Optional Hazardous Materials Table, 49 C.F.R. 172.101 enacted as of the date hereof or hereafter amended, or in the United States Environmental Protection Agency List of Hazardous Substances and Reportable

     Quantities, 40 C.F.R. Part 302, as enacted as of the date hereof or as hereafter amended; or

                         (iii)     explosive, radioactive, asbestos,
     a polychlorinated biphenyl, oil or a petroleum product.

          The term "Hazardous Substance" will not be deemed to include materials which are stored, used, sold or held in inventory in the ordinary course of the operation of the businesses on the Mortgaged Property, in compliance with all Environmental Laws, provided, however, such materials shall be deemed to be included for purposes of Section 41 hereof.

          HOLDER:  As defined in the Trust Agreement.

          IMPOSITIONS: All taxes (including, without limitation all ad valorem, sales (including those imposed on lease rentals), use, single business, gross receipts, value added, intangible transaction, privilege or license or similar taxes), assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not commenced or completed within the term of this Mortgage), water, sewer or other rents and charges, excises, levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Mortgaged Property and/or any Rents (including all interest and penalties thereon), which at any time prior to, during or in respect of the term hereof may be assessed or imposed on or in respect of or be a Lien upon (a) Mortgagor (including, without limitation, all income, franchise, single business or other taxes imposed on Mortgagor for the privilege of doing business in the Jurisdiction in which the Mortgaged Property is located), (b) the Mortgaged Property, or any other collateral delivered or pledged to Mortgagee in connection with the Loan, or any part thereof, or any Rents therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Mortgaged Property or the leasing or use of all or any part thereof. Nothing contained in this Mortgage shall be construed to create any obligation on the part of Mortgagor in favor of any tenant occupying any portion of the Premises to pay any tax, assessment, levy or charge imposed on any such tenant.

          IMPROVEMENTS: As defined in granting clause (B) hereof, except that it is understood that the term "Improvements" shall not include buildings, structures and other improvements situated on portions of the Real Estate leased to Tenants but owned by such Tenants under ground leases or other customary arrangements, except at such time, if any, and only for such time, as Mortgagor's shall become entitled to possession of such improvements by reason of the termination of such ground lease or other arrangement.

          INDEBTEDNESS:  As defined in the recitals hereof.

          INDEMNIFIED PARTIES:  As defined in Section 41 hereof.

          INDEPENDENT ACCOUNTANT: KPMG Peat Marwick, or another national firm of independent certified public accountants selected by Mortgagor.

          INDEPENDENT ARCHITECT: With respect to a particular project, an independent architect or engineer, as appropriate for such project, selected by Mortgagor, licensed or registered to practice in the state where the Premises is located and having at least five (5) years' experience in respect of the subject matter of such project.

          INSURANCE REQUIREMENTS: All terms of any insurance policy required hereunder covering or applicable to the Real Estate or Building Equipment or any part thereof, all requirements of the issuer of any such policy, and all orders, rules, regulations and other requirements of the national board of fire underwriters (or any other body exercising similar functions) applicable to or affecting the Real Estate or Building Equipment or any part thereof or any use of the Real Estate or Building Equipment or any part thereof.

          INTANGIBLES:  As defined in granting clause (J) hereof.

          INTEREST PAYMENT DATE:  As defined in the Class A Note.

          INTEREST PERIOD:  As defined in the Class A Note.

          INVESTMENT GRADE: A long term unsecured debt rating not lower than BBB by S&P and Baa2 by Moody's (or when used with respect to providers of insurance under Section 6 hereof, a claims-paying-ability rating not lower than BBB by S&P and Baa3 by Moody's).

          LEASED PERSONALTY: Any Building Equipment acquired by Mortgagor pursuant to any conditional sale contract or other title retention agreement or any financing lease; provided that the aggregated value of all leased or financed Building Equipment does not exceed $500,000.

          LEASES:  As defined in granting clause (E) hereof.

          LEASING COSTS:  As defined in Section 21(a) hereof.

          LEGAL REQUIREMENTS:  As defined in Section 14.

          LETTER OF CREDIT: A clean, irrevocable, unconditional transferable letter of credit in favor of the Mortgagee (which will be the Trustee upon execution and delivery of the Assignment) and entitling the Mortgagee to draw thereon in New York, New York or in such other city as the Corporate Trust Office of the Mortgagee may from time to time be located, issued by a domestic bank or the U.S. agency or branch of a foreign bank, the investment rating of which at the time such letter of credit is delivered is not less than the Required Rating applicable thereto, or if there are no domestic banks or U.S. agencies or branches of a foreign bank having such investment rating then issuing letters of credit, then such letter of credit may be issued by a domestic bank, the long term unsecured debt rating of which is the highest such rating then given to a domestic commercial bank.

          LIEN: Any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance of, on or affecting the Mortgaged Property or any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

          LOAN:  As defined in the recitals hereof.

          LOAN DOCUMENTS: This Mortgage, the Assignment of Leases, the Rate Swap Agreement, the Mortgage Notes, the Trust Agreement, the Assignment and any and all other agreements, instruments or documents evidencing, securing or delivered in connection with the Loan and the transactions contemplated hereby.

          LTV RATIO: means an amount, expressed as a percentage, derived from dividing (a) the aggregate principal amount of the Loan outstanding as of the date of such computation by (b) the Appraised Value (as defined in the Trust Agreement) of the Mortgaged Property.

          MAJORITY AFFILIATE: A Person or Persons directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Person or Persons in question. The term "control", as used in the immediately preceding sentence, shall mean, with respect to a Person that is a corporation or a trust, the right to exercise, directly or indirectly, more than 50% of the voting rights attributable to the shares of the controlled corporation or trust and, with respect to a Person that is not a corporation or a trust, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled Person.

          MANAGEMENT AGREEMENT: Each management agreement which is from time to time effective respecting the management or leasing of the Mortgaged Property between Mortgagor and Manager.

          MANAGER: Urban Retail Properties Co., any Affiliate thereof, or another Qualifying Manager.

          MATERIAL ALTERATION:  As defined in Section 13(d).

          MATERIAL LEASE:  As defined in Section 16(a).

          MATURITY DATE:  October 29, 2004.

          MAXIMUM FORESEEABLE CASUALTY LOSS:  As defined in Section 6(c).

          MINIMUM DEPOSIT AMOUNT:  As defined in Section 7(b) hereof.

          MOODY'S: Moody's Investors Service, Inc. or any successor thereto.

          MORTGAGE: This Mortgage, Security Agreement and Assign ment of Rents, as it may be amended, modified, extended or supplemented from time to time.

          MORTGAGEE: The Person identified as Mortgagee in the caption to this Mortgage, subject to the terms of the paragraph immediately preceding Section 1 hereof.

          MORTGAGE ESCROW AMOUNTS:  As defined in Section 9(a).

          MORTGAGE ESCROW SECURITY:  As defined in Section 9(b).

          MORTGAGE NOTES:  As defined in the recitals hereof.

          MORTGAGED PROPERTY:  As defined in the granting clauses hereof.

          MORTGAGOR: The Person identified as Mortgagor in the caption to this Mortgage for the period during which the same shall own the Mortgaged Property, and following any conveyance of any of the Mortgaged Property permitted by this Mortgage, shall mean the transferee for the period during which each transferee shall own the Mortgaged Property, subject in all cases to Section 37 of this Mortgage; provided, however, unless the context shall otherwise require, the term "Mortgagor" shall also include Beneficiary.

          MULTIEMPLOYER PLAN:   A "multiemployer plan" as defined
in Section 4001(a)(3) of ERISA to which Mortgagor is making or has an obligation to make contributions.

          NET OPERATING INCOME: With respect to any period, the excess of Operating Income over Operating Expenses for such period.

          NON-CONSOLIDATION OPINION: means an opinion of counsel, which counsel and opinion shall be acceptable to the Rating Agencies, to the effect that, after giving effect to a Transfer, a court in the United States would likely not order the substantive consolidation of Mortgagor, Depositor (as defined under the Trust Agreement) and the appropriate persons in the event of bankruptcy or insolvency of such appropriate persons.

          NONDISTURBANCE AGREEMENT:  As defined in Section 16(d).

          OBLIGATIONS:  As defined in the recitals hereof.

          OFFICER'S CERTIFICATE: A certificate delivered to Mortgagee and signed by the President or a Vice President of Mortgagor (or if, at any time, Mortgagor shall be a partnership, by an officer of a general partner of Mortgagor), or signed by the president or a vice president of the investment advisor to Mortgagor and/or its shareholders (or if, at any time, the investment advisor shall be a partnership, by an officer of a general partner of the investment advisor).

          OPERATING AGREEMENTS: The Ground Lease, the Management
Agreement, and any other reciprocal easement agreements, operating agreements and similar agreements affecting the ownership, use and operation of the Real Estate included in the

Permitted Exceptions, as such agreements have been or may hereafter be amended, modified or supplemented.

          OPERATING EXPENSES: With respect to a specified period, without duplication, all expenses paid or to be paid (as applicable) by Mortgagor (or by the Manager for the account of Mortgagor) during such period in connection with the ownership, maintenance and operation of the Mortgaged Property (determined as described in the final paragraph of this definition), including, without limitation:

                    (i)  costs and expenses related to tenant
     improvements and leasing commissions, any other expenditures on behalf of Tenants, any Building Equipment and any capital expenditures; but in each such case only to the extent not recovered from Tenants, from insurance proceeds or condemnation proceeds, from the proceeds of sales of Equipment pursuant to Section 12 or from any other Persons (unless, in each case corresponding amounts recovered have been included in Operating Income) and in each such case only to the extent that the same are a generally recurring type of expense; provided, however, that if the Mortgagor finances all or part of the cost of any such items, the amount paid or payable by the Mortgagor to any creditor on account of any period in respect of such financing (including principal, interest and any other payments) shall be included as an Operating Expense for such period, and the portion of the aggregate cost of such item which is so financed shall not be deemed to be an Operating Expense during the period in which it is incurred except to the extent that payments are actually made during such period,

                    (ii)  all payments required to be made
     pursuant to the Operating Agreements, excluding for these purposes any amounts payable to Ground Lessor under the Ground Lease, other than the "Minimum Annual Rental" (as defined in the Ground Lease);

                    (iii) legal, accounting, appraisal and other professional fees and disbursements, including, without limitation, fees and expenses required to be paid to the Trustee and the Servicer and other amounts payable to the Trustee and the Servicer in accordance with the Trust Agreement (other than the Servicing Fee and the Trustee Fee, as defined under the Trust Agreement), and to S&P and Moody's in connection with the Mortgage Notes and/or the Certificates;

                    (iv)  fees and expenses of the Mortgagee paid
     by the Mortgagor hereunder;

                    (v)  expenses in connection with cleaning,
     repair, maintenance, management, leasing, decoration or painting thereof, or the provision of services to any Tenant, net of any insurance proceeds or condemnation proceeds in respect of any of the foregoing;

                    (vi)  wages, benefits, payroll taxes,
     uniforms, insurance costs and all other related expenses for on-site building personnel, up to and including the level of the on-site property manager, engaged in cleaning, repair, maintenance, management, leasing, decoration or painting thereof or the provision of services to any Tenant;

                    (vii)  reasonable allocations of wages,
     benefits, payroll taxes, insurance costs and all other related expenses for bookkeeping, accounting and other building management functions and home office expenses and computer usage, but only if the amount of such allocations in the aggregate exceeds the reasonable and customary compensation described in clause (viii) for the same or similar services;

                    (viii)  the compensation being paid for
     bookkeeping, accounting and building management services for the Mortgaged Property, and all other items of compensation and reimbursement payable by the Mortgagor to the Manager;

                    (ix)  the cost of all electricity, oil, gas,
     water, steam, heat, ventilation, air conditioning and any other energy, telecommunications, utility or similar items, including overtime usage, and the cost of building and cleaning supplies;

                    (x)  Impositions;

                    (xi)  premiums for liability, casualty,
     fidelity, business interruption, loss of "rental value" and other insurance (which, in the case of any policy covering multiple properties, shall be equitably allocated to the Mortgaged Property pro rata in proportion to the replacement value of each of the properties covered by such policy for casualty insurance, the respective size and experience rating of each of the properties covered by such policy for liability insurance, and the insured value of each of the properties covered by such policy for the other coverages);

                    (xii)  amounts paid in consideration of any
     modification, amendment, supplement, waiver, renewal, or termination of any Lease; and

                    (xiii)  all amounts paid or expenses incurred
     under any Lease of an anchor department store or a peripheral site at the Premises.

Notwithstanding the foregoing, Operating Expenses shall not include (1) depreciation or amortization, (2) the principal of and interest and premium, if any, on the Mortgage Notes or any additional indebtedness of the Mortgagor (except as otherwise provided in clause (i) above), (3) income taxes or other Impositions in the nature of income taxes, (4) any expenses (including legal, accounting and other professional fees, expenses and disbursements) incurred in connection with the issuance of the Mortgage Notes or the sale, exchange, transfer, financing or refinancing of all or any portion of the Mortgaged Property (other than Leased Personalty) or in connection with the recovery of insurance or condemnation proceeds which are applied to prepay the Mortgage Notes, (5) any expenses which in accordance with GAAP should be capitalized (other than any such expenses included in the preceding sentence), (6) any item of expense which would otherwise be considered within Operating Expenses pursuant to the provisions above but is paid directly by any Tenant, and (7) any amounts deposited into a reserve or escrow account (until expended or paid).

          OPERATING INCOME: With respect to a specified period, without duplication, all income paid or to be paid (as applicable) to the Mortgagor (or to the Manager for the account of the Mortgagor) by any Person during such period in connection with the operation of the Mortgaged Property (determined as described in the final paragraph of this definition), including, without limitation, the following:

                    (i)  all amounts payable as rent (including
     percentage rent), charges for electricity, oil, gas, water, steam, heat, ventilation, air conditioning and any other energy, telecommunications, telephone, utility or similar items, including overtime usage, HVAC equipment charges, sprinkler charges, escalation charges, license fees, maintenance fees, charges for improvements, Impositions and other amounts payable to the Mortgagor (or to the Manager for the account of the Mortgagor) under any Lease or other agreement relating to the Mortgaged Property pursuant to which space (including storage space rentals and rentals for community hall usage), utilities, facilities, equipment, parking facilities or other services are furnished by the Mortgagor, and including late charges, default interest and temporary investment income but excluding any security deposits received;

                    (ii)  condemnation proceeds under a temporary
     Taking to the extent that such proceeds are compensation for lost rent;

                    (iii)  business interruption and loss of
     "rental value" insurance proceeds;

                    (iv)  proceeds of any sale of Building
     Equipment pursuant to Section 12 hereof but only to the extent that the same are of a generally recurring type; and

                    (v)  all amounts payable under any Lease of
     an anchor department store or a peripheral site at the Premises reasonably expected by the Mortgagor to recur in the ordinary course of business;

     provided, however, that the items of income described in subparagraph (i) shall be reduced (x) by the average bad debts expense for the first two calendar years preceding the year in which the calculation of Net Operating Income is made, as established annually by the Mortgagor in accordance with its bad debts policy and generally acceptable accounting procedures, and (y) to the extent such average exceeds the amount described in (x), the amount of any receivables for Tenants at the Premises which are more than ninety days old and which have been created during the last calendar year in which such calculation of Net Operating Income is made.

Notwithstanding the foregoing clauses (i)-(v), Operating Income shall not include (A) any condemnation or insurance proceeds (other than of the types described in clauses (ii) and (iii) above), (B) any proceeds resulting from the sale, exchange, transfer, financing or refinancing of all or any part of the Mortgaged Property (other than of the types described in clauses
(ii) and (iv) above), (C) any rent accrued by the Mortgagor but not received because of any free rent provisions or other rental concessions in any Lease, (D) any repayments received from Tenants of principal loaned or advanced to Tenants by the Mortgagor pursuant to the terms hereof, or (E) any type of income which would otherwise be considered Operating Income pursuant to the provisions above but is paid directly by any Tenant to a Person other than the Mortgagor (or the Manager on account of the Mortgagor).

          OPINION OF COUNSEL: means a written opinion of counsel reasonably approved by Mortgagee at the expense of Mortgagor.

          PERMITTED EXCEPTIONS: Those matters set forth on Exhibit B annexed hereto and made a part hereof.

          PERMITTED INVESTMENTS:

          (a) (i) U.S. Government Securities and (ii) mutual funds that invest in U.S. Government Securities, U.S.
Governmental Agency Securities, or commercial paper having a rating of not less than A-1 by S&P or P-1 by Moody's;

          (b) certificates of deposit or other interest-bearing obligations of the Trustee or another bank or trust company that is a member in good standing of the Federal Reserve System having a combined capital, surplus and undivided profits of not less than $100,000,000, provided that the Trustee or such other bank or trust company has (i) short-term unsecured debt rating of not less than A-1+ by S&P or a long-term unsecured debt rating of not less than AA by S&P, and (ii) a short-term unsecured debt rating of not less than P-1 by Moody's or a long-term unsecured debt rating of not less than Aa2 by Moody's (or in each case, if no bank or trust company is so rated, the highest comparable rating then given to any bank or trust company, but in such case only for funds invested overnight or over a weekend) and the investments shall mature or be redeemable upon the option of the holders thereof on or prior to the earlier of (x) one month from the date of their purchase or (y) the Business Day preceding the date such amounts are required to be applied under this Mortgage;

          (c) bonds or other debt obligations having (i) a short-term unsecured debt rating of not less than A-1+ by S&P or a long-term unsecured debt rating of not less than AA- by S&P, and (ii) a short-term unsecured debt rating of not less than P-1 by Moody's or a long-term unsecured debt rating of not less than Aa2 by Moody's issued by or by authority of any state of the United States, any territory or possession of the United States, including the Commonwealth of Puerto Rico and agencies thereof, or any political subdivision of any of the foregoing;

          (d) repurchase agreements issued by a bank having a short term debt rating of not less than A-1+ by S&P, and not less than P-1 by Moody's which are secured by U.S. Government Securities maturing on or prior to the earlier of (x) one month after the date the repurchase agreement is entered into or (y) the Business Day preceding the such amounts are required to be applied under this Mortgage;

          (e) commercial paper rated not less than A-1+ by S&P and not less than P-1 by Moody's maturing or to be redeemable upon the option of the holders thereof on or prior to the earlier of (x) one month from the date of their purchase or (y) the Business Day preceding the date such amounts are required to be applied under this Mortgage; which investment, so long as no Event of Default has occurred and is continuing hereunder, shall be upon the written direction of the Mortgagor; and

          (f)  any other investment, as confirmed by the Rating
Agencies, that would not result in a downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies.

          With respect to items (b) through (e) above, each such instrument shall have a maturity of not more than 365 days, shall not have an "r" highlighter affixed to its rating, and by its terms should have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, and interest shall be tied to a fixed rate or a single interest rate index plus a single fixed spread (if any), and move proportionately with that index.

          Unless otherwise directed by Mortgagor, Mortgagee shall invest any amounts held pending their application to the purposes herein provided in obligations of a mutual fund that invests exclusively in U.S. Government Securities. Mortgagee shall not be responsible for its inability to invest funds received after 11:00 a.m. New York City time.

          After application to the purposes for which any amounts invested are held and so long as no Event of Default has occurred and is continuing hereunder, any investment income earned from such investments shall be paid to Mortgagor.

          PERMITTED OWNER:  means (i) one or more Principals and
(ii) a partnership or a limited liability company in which any one or a combination of Principals is a general partner or managing member, as the case may be, that owns and controls, or otherwise directly or indirectly owns and controls, at least a 25% interest.

"Control" means, for purposes of this definition, primary responsibility to make or veto all material decisions with respect to the operation, management, financing and disposition of the specified interest, rather than a beneficial ownership requirement, and without being compromised by the fact that responsibility for such day-to-day operating and management functions as are ordinarily handled by a property manager has been delegated by such controlling Person pursuant to an agreement in writing.

          PERSON: Any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincor porated association, any federal, state, county or municipal government or any political subdivision thereof.

          PREFERRED EQUITY: As defined in Section 12(c).

          PREMISES:  As defined in the recitals hereto.

          PRINCIPAL: Urban REIT, REIT Operating Partnership, or any Urban Affiliate; any corporation that is directly or indirectly majority-owned by or controlled by or under common control with Urban REIT, the REIT Operating Partnership, or an Urban Affiliate; any general partnership having Urban REIT, the REIT Operating Partnership, or an Urban Affiliate as the general partner(s) with at least equal power with all other general partners to direct and control the general partnership; any limited partnership having Urban REIT, the REIT Operating Partnership, or an Urban Affiliate as the general partner(s) with at least equal power with all other general partners to direct and control the limited partnership; any limited liability company having Urban REIT, the REIT Operating Partnership or an Urban Affiliate as the managing member(s) with at least equal power with all other managing members to direct and control the limited liability company; or any real estate investment trust, multi-investor trust, foundation, common fund or investor account for which Urban REIT, the REIT Operating Partnership, or an Urban Affiliate acts as the investment manager or advisor.

          PROCEEDS:  As defined in Section 7(b).

          QUALIFIED FIRE PROTECTION ENGINEER: One of the following: (a) an engineer duly licensed in the state where the Real Estate is located who shall either (x) have five (5) years' experience evaluating fire and life safety systems and estimating casualty insurance claims or (y) be certified as a qualified fire protection engineer (or equivalent) by a professional, trade or other, similar association of recognized standing, (b) a reputable insurance broker having an in-house engineering and loss control group capable of estimating casualty insurance claims, or (c) an insurer meeting the criteria set forth in
Section 6(b) hereof or a qualified employee thereof, in each case selected by the Mortgagor and to which Mortgagee shall not object within five (5) Business Days after notice by Mortgagor of the identity of the proposed Qualified Fire Protection Engineer.

          QUALIFIED TRANSFEREE: means (i) a pension fund, pension trust or pension account, (ii) an insurance company which is subject to supervision by the insurance commissioner, or a similar official or agency, of a state of territory of the United States (including the District of Columbia), (iii) a corporation organized under the banking laws of the United States or any state or territory of the United States (including the District of Columbia) with a combined capital and surplus of at least $100,000,000, (iv) any Person with a long-term, unsecured debt rating from the Rating Agencies of at least investment grade, or

(v) a Person who owns or operates at least twelve (12) regional or super-regional malls totalling at least 6,000,000 square feet;
provided, that such entity is,

     (a) a Person (x) (1) with a net worth, as of date no more that 6 months prior to the date of such transfer, of at least $500 million, and (2) who, immediately prior to such transfer, controls real estate equity assets of at least $1 billion, or (y) if such Person is a pension fund advisor, only the condition set forth in (x) (2) above must be satisfied, or

     (b) a pension fund, pension trust or pension account that has total assets of at least $500 million, managed by a Person who controls at least $1 billion of real estate equity assets.

          QUALIFYING MANAGER:  As defined in Section 20.

          RATE SWAP AGREEMENT: Any interest rate swap transactions pursuant to the Master Agreement, dated as of the date hereof, between Rate Swap Counterparty and Mortgagor, as it may be amended, modified, extended or supplemented from time to time, and any similar interest rate swap or collar agreement subsequently entered into by Mortgagor with respect to the Loan or any portion thereof.

          RATE SWAP COUNTERPARTY:  As defined in the recitals hereof.

          RATE SWAP BREAKAGE COSTS: means the payment owed, if any, under Section 6(e) of the Rate Swap Agreement by the Mortgagor.

          RATE SWAP NET AMOUNT: means the net payment, if any, owed under the Rate Swap Agreement by the Mortgagor, as the fixed rate payer, to the Rate Swap Counterparty, as the floating rate payer (excluding any Rate Swap Breakage Costs).

          RATING AGENCIES:  S&P and Moody's.

          REAL ESTATE:  As defined in granting clause (C) hereof.

          REIT OPERATING PARTNERSHIP:  Urban Shopping Centers,
L.P., an Illinois limited partnership.

          RENEWAL LEASE:  As defined in Section 16(b) hereof.

          RENTS:  As defined in granting clause (E) hereof.

          REQUIRED RATING: A long-term unsecured debt rating not lower than Investment Grade in all cases except in the case of a Letter of Credit delivered in accordance with Section 7.2(d) or
Section 13(d) hereof, and in such excepted cases shall mean a short-term debt rating not lower than A-1+ by S&P and P-1 by Moody's, if the expiration date of the Letter of Credit does not exceed three months, or a long-term debt rating not lower than AA by S&P and Aa2 by Moody's, if the expiration date of the Letter of Credit exceeds three months.

          SINGLE PURPOSE ENTITY: A Person, other than an individual, which is formed or organized solely for the purpose of holding, directly, an ownership interest in one (1) property, does not engage in any business unrelated to such property and the financing thereof, does not have any assets other than those related to its interest in the property or the financing thereof or any indebtedness other than as permitted by this Mortgage or the other Loan Documents, has its own separate books and records and its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person, and holds itself out as being a Person, separate and apart from any other Person.

          S&P: Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, or any successor thereto.

          TAKING: A temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Mortgaged Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Premises or any part thereof.

          TEACHERS:  Teachers' Retirement System of the State of Illinois.

          TEACHERS' AFFILIATE: Any corporation, partnership, limited liability company, trust or other entity that (i) is a primary, secondary or tertiary majority-owned subsidiary of Teachers or (ii) any corporation that is directly or indirectly majority-owned or controlled by Teachers.

          TENANT: Any Person leasing any portion of the Premises and obligated to pay rent pursuant to a Lease.

          THRESHOLD AMOUNT:  Seven Million Dollars ($7,000,000).

          TRANSFER:  As defined in Section 12(a) hereof.

          TRUSTEE:  As defined in the recitals hereof.

          TRUST AGREEMENT:  As defined in the recitals hereof.

          UCC:  As defined in granting clause (D) hereof.

          URBAN AFFILIATE: Any corporation, partnership, limited liability company, trust or other entity that (i) is a primary, secondary or tertiary majority-owned subsidiary of Urban REIT or the REIT Operating Partnership, or (ii) is controlled by Persons who are senior level officers or majority shareholders or majority owners of Urban REIT or the REIT Operating Partnership.

          URBAN REIT:  Urban Shopping Centers, Inc., a Maryland corporation.

          UNITED STATES OR U.S.: each mean the United States of America; and any territory or possession of the United States or any action to be taken within the United States, unless otherwise explicitly provided shall include the District of Columbia, Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

          U.S. GOVERNMENT SECURITIES AND U.S. GOVERNMENTAL AGENCY
SECURITIES: means securities that are (x) direct obligations of the United States for the full and timely payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality and guaranteed as a full faith and credit obligation which shall be fully and timely paid by the United States, which in either case are not callable or redeemable at the option of the issuer thereof (including a depository receipt issued by a bank (as defined in Section 3(a)(2) of the United States Securities Act of 1933, as amended) as custodian with respect to any such U.S. Government Securities or a specific payment of principal of or interest on any such U.S. Government Securities held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the securities or the specific payment of principal of or interest on the securities evidenced by such depository receipt).

          WORK:  As defined in Section 7(b) hereof.


     REPRESENTATIONS, WARRANTIES AND COVENANTS

Mortgagor represents and warrants to and covenants and agrees with Mortgagee as follows:

          2. WARRANTY OF TITLE. This Mortgage is and will remain a valid, enforceable and perfected first Lien on and secu rity interest in the Mortgaged Property subject only to the Permitted Exceptions. Mortgagor represents and warrants that it owns good, marketable and insurable leasehold title to the Premises under the Ground Lease and good, marketable and insurable title to the Improvements, subject only in each case to the Permitted Exceptions. Mortgagor will preserve such title and will forever warrant and defend same and the validity and priority of the lien hereof from and against any and all claims whatsoever other than with respect to the Permitted Exceptions. Mortgagor warrants that the Permitted Exceptions affecting title to the Mortgaged Property as of the date hereof shall not materially and adversely affect the use, operation or value of the Mortgaged Property or the ability of Mortgagor to timely pay principal and interest due under the Mortgage Notes.

          3.   PAYMENT AND PERFORMANCE OF OBLIGATIONS SECURED.
a) Mortgagor shall promptly pay when due the principal of and interest on the Indebtedness, any prepayments, late charges and fees provided for in the Mortgage Notes, and all other payment Obligations secured by this Mortgage, all in lawful money of the United States of America, and shall further perform fully and in a timely manner all Obligations of Mortgagor. All sums payable by Mortgagor hereunder shall be paid without demand, counterclaim, offset, deduction (except as required by law) or defense. As of the date hereof, Mortgagor waives all rights now or hereafter conferred by statute or otherwise to any such demand, counterclaim, setoff, deduction or defense.

          b) At or prior to the maturity of the Class A Note or any Additional Notes (whether at the stated maturity date or due to prepayment thereof, but not due to acceleration), payments made by Mortgagor under the Mortgage Notes, the Rate Swap Agreement and this Mortgage shall be applied in the following order of priority:

          (i) First, to the payment of accrued and unpaid interest (excluding Additional Amounts and Default Interest, if any) due and payable on the Class A Note until all such accrued and unpaid interest then due and payable on the Class A Note has been paid in full;

          (ii) Second, to the payment of any Rate Swap Net Amount due and owing the Rate Swap Counterparty;

          (iii) Third, to the payment of accrued and unpaid interest (excluding Additional Amounts and Default Interest, if any) due and payable on each class of Additional Notes until all such accrued and unpaid interest then due and payable has been paid in full;

          (iv) Fourth, to any net payments (other than breakage costs) due any Additional Counterparty in connection with any Additional Rate Agreement;

          (v) Fifth, to the payment of all principal then due and payable on the Class A Note until all unpaid principal then due and payable on the Class A Note has been paid in full;

          (vi) Sixth, to the payment of all principal then due and payable on each class of Additional Notes until all unpaid principal on each such class of Additional Notes has been paid in full;

          (vii) Seventh, to the payment of Default Interest then due and payable on the Class A Note until all accrued and unpaid Default Interest then due and payable on the Class A
     Note has been paid in full;

          (viii) Eighth, to the payment of Default Interest then due and payable on each class of Additional Notes until all accrued and unpaid Default Interest then due and payable on each class of Additional Notes has been paid in full;

          (ix) Ninth, to the payment of any Additional Amounts due and payable on the Class A Note until all such Additional Amounts on the Class A Note have been paid in full;

          (x) Tenth, to the payment of any Additional Amounts due and payable on each class of Additional Notes until all such Additional Amounts on each class of Additional Notes have been paid in full;

          (xi)  Eleventh, to the payment of Rate Swap Breakage
     Costs due and owing the Rate Swap Counterparty; and

          (xii) Twelfth, to the payment of any breakage costs due and owing any Additional Counterparty.

          4.   NO DEFAULT.  To the actual knowledge of Mortgagor,
Mortgagor is not in material default under the terms, conditions or provisions of any Material Lease or Operating Agreement.

          5. NEGATIVE COVENANTS. Mortgagor covenants and agrees that it shall not:

          (a) incur, create or assume any indebtedness or Transfer or lease the Mortgaged Property or any interest therein, except as permitted under Sections 12 and 16 hereof;

          (b) engage, directly or indirectly, in any business other than that arising out of or entering into this Mortgage and the other Loan Documents to which Mortgagor is a party and the ownership, management, leasing, construction, development, operation, maintenance and expansion of the Mortgaged Property;

          (c)  commingle its assets with the assets of any other Person;

          (d) guarantee any obligations of any Person or make advances or loans to any Persons or entities or Affiliates of Mortgagor (other than of the proceeds of the Certificates offering under the Trust Agreement and other than loans to Tenants for tenant improvements or similar purposes) except as expressly permitted under this Mortgage;

          (e) partition the Real Estate or the ground leasehold therein under the Ground Lease or portion thereof; or

          (f) voluntarily file or consent to the filing of a petition for bankruptcy, reorganization, assignment for the benefit of creditors or similar proceeding under any Federal or state bankruptcy, insolvency, reorganization or other similar law, without the unanimous consent of its trustees or partners, as the case may be (or if Mortgagor shall hereafter be a limited liability company or corporation, its members or shareholders, as the case may be).

          Mortgagor represents and warrants that on the Closing
Date it does not have any indebtedness or obligations which would cause it to be in violation of the foregoing covenants.

          Further, Mortgagor covenants that it will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and will maintain adequate capitalization (taking into account, among other things, the market value of its assets) for its business purposes; will not modify its partnership agreement (or other organizational document) in any manner that would have a material adverse effect on the interests of the Mortgagee hereunder; will pay all expenses of the Mortgaged Property from property of the Mortgagor; will maintain books and records and bank accounts separate from those of its Affiliates and will maintain a separate business office (which may be a management office at the Premises); will at all times hold itself out to the public as a legal entity separate and distinct from any of its Affiliates
(including in its leasing activities, in entering into any contract, in preparing its financial statements, and in its stationery), and will cause its Affiliates to conduct business with it on an arm's-length basis (or, as to management and leasing, on a basis comparable to the management and leasing arrangements at properties similar to the Premises owned by any Affiliate of the Mortgagor and managed by the Manager); will file its own tax returns or, if part of a consolidated group, will join in the consolidated tax return of such group as a separate member thereof; and will cause its management to meet regularly to carry on its business.

          6.   INSURANCE.

          (a) Insurance Coverage Requirements. Mortgagor shall, at its sole cost and expense, keep in full force and effect insurance coverage of the types and minimum limits as follows during the term of this Mortgage:

          (i) Property Insurance. Insurance with respect to the Improvements and the Building Equipment against any peril included within the classification "All Risks of Physical Loss" in amounts at all times sufficient to prevent the Mortgagor from becoming co-insurer within the terms of the applicable policies, but in any event such insurance shall be maintained in an amount equal to the full insurable value of the Improvements and the Building Equipment, the term "full insurable value" to mean the actual replacement cost of the Improvements and the Building Equipment (without taking into account any depreciation, and exclusive of excavations, footings and foundations, landscaping and paving, but inclusive of demolition and debris removal) determined annually by an insurer, a recognized independent insurance broker or an appraiser selected and paid by the Mortgagor and in no event less than the coverage required pursuant to the terms of any Lease; provided, however, if the terms of the applicable insurance policies expressly provide for insurance to be provided in the amount of the actual replacement cost of the Improvements and the Building Equipment or such policies contain a replacement cost endorsement, no such annual determination will be necessary;

          (ii) Liability Insurance. Commercial general liability insurance, including bodily injury, death and property damage liability, and excess liability insurance against any and all claims, including all legal liability to the extent insurable imposed upon the Mortgagee and all court costs and attorneys' fees and expenses, arising out of or connected with the possession, use, leasing, operation, maintenance or condition of the Real Estate for a combined single limit of not less than $15,000,000;

          (iii) Workers' Compensation Insurance. Statutory workers' compensation insurance (to the extent the risks to be covered thereby are not already covered by other policies of insurance maintained by the Mortgagor), with respect to any work on or about the Real Estate;

          (iv) Business Interruption. Business interruption and/or loss of "rental value" insurance in an amount sufficient to avoid any co-insurance penalty and to provide Proceeds which will cover rental value for a period of not less than twenty-four
(24) months following the date of casualty or loss, the term "rental value" to mean the sum of (A) the total Rents payable under the Leases and (B) the total amount of all other amounts to be received by the Mortgagor from third parties which are the legal obligation of the Tenants, reduced to the extent such amounts would not be received because of Operating Expenses not incurred during a period of non-occupancy of that portion of the Real Estate then not being occupied;

          (v) Boiler and Machinery Insurance. Broad form boiler and machinery insurance (without exclusion for explosion) covering all boilers or other pressure vessels, machinery and equipment located in, on or about the Real Estate and insurance against loss of occupancy or use arising from any such breakdown in such amounts as are generally available at commercially reasonable premiums and are generally required by institutional lenders for properties comparable to the Real Estate;

          (vi) Flood Insurance. If all or any portion of the Real Estate is located within a federally designated flood hazard zone, flood insurance if available, in such amount as generally required by institutional lenders for similar properties provided, however, if flood insurance shall be unavailable from private carriers, such flood insurance may be provided by the federal government, if available; and

          (vii) Other Insurance. Such other insurance requested by Mortgagee with respect to the Mortgaged Property against loss or damage of the kinds from time to time customarily insured against and in such amounts as are generally available at commercially reasonable premiums and are generally required by institutional lenders for properties comparable to the Real Estate.

     (b)  Ratings of Insurers.

               (i) Property and Business Interruption Insurance. The Mortgagor will maintain the insurance coverage described in Section 6(a)(i) above, and the insurance coverage described in Section 6(a)(iv) above, with either (x) the insurers who insure the Improvements and Building Equipment on the date of this Mortgage or (y) one or more other primary insurers having (or a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with carriers having), a claims-paying-ability rating by S&P not lower than one category below the then highest rating of the Certificates by S&P, but in either case of (x) or (y) above, such insurers' rating shall in no event be less than Investment Grade by S&P and Moody's.

               (ii)  Liability and Boiler and Machinery
     Insurance. The Mortgagor will maintain a portion of the insurance coverage described in Sections 6(a)(ii) and 6(a)(v) with either (x) the insurers who insure the Mortgaged Property on the date of this Mortgage or (y) one or more other domestic primary insurers having (or a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with carriers having), a claims-paying-ability rating by S&P not lower than one category below the then highest rating of the Certificates by S&P, but in either case of (x) or (y) above, such insurers' rating shall in no event be less than Investment Grade by S&P and Moody's.

               (iii)  Other Insurance.  The Mortgagor will
     maintain a portion of the insurance coverage described in
     Section 6(a)(iii) above with either an insurer having a claims-paying-ability rating of not less than Investment Grade or the applicable state workers' compensation fund.

In each case as to a syndicate or an individual insurer, however, if no domestic providers of such insurance are so rated, the requirement for such rating shall be the highest rating then given to primary insurers by S&P; provided that in the case of an individual insurer or a syndicate failing to satisfy the foregoing test, supplementary qualifying coverage shall be required within ninety (90) days after the date the Mortgagor learns of such failure (in the case of a syndicate, only to the extent the syndicate fails to satisfy the test); and provided further that in the event of any loss, claims in respect of such portion of such insurance maintained in accordance with Section 6(a)(i) above shall be payable prior to claims in respect of the remaining portion(s) of the insurance required by such provisions.

Notwithstanding anything to the contrary set forth herein, all insurance required coverage shall be provided by one or more primary insurers having an Alfred M. Best Company, Inc. rating of "A" or better and financial size category of not less than VIII, except to the extent that insurance in force on the date of this Mortgage does not satisfy such criteria or if otherwise approved by the Mortgagee. Any insurance in force on the date of this Mortgage which is accepted or approved by Mortgagee and which is provided by a group or syndicate of insurers shall be satisfactory so long as a sufficient number of members of the syndicate providing the coverage satisfy the foregoing criteria for claims-paying ability even if one or more of the insurers comprising the group or syndicate no longer participates in the group or syndicate. All insurers providing insurance required by this Mortgage shall be authorized to issue insurance in the state where the Mortgaged Property is located.

          (c) Blanket Coverage. The insurance coverage required under Section 6(a) may be effected under a blanket policy or policies covering the Mortgaged Property and other property and assets not constituting a part of the Mortgaged Property; provided that the certificate of insurance evidencing the coverage under any such blanket policy shall specify, except in the case of general liability insurance, the portion of the total coverage of such policy that is allocated exclusively to the Mortgaged Property, and any sublimits in such blanket policy applicable to the Mortgaged Property, which amounts shall not be less than the amounts required pursuant to Section 6(a) and which shall in any case comply in all other respects with the requirements of this
Section 6.

          (d) Form of Insurance Policies; Endorsements. All insurance policies shall be in such form and with such endorsements as are comparable to the forms of and endorsements to Mortgagor's insurance policies in effect on the date hereof or otherwise in accordance with commercially reasonable standards applied by prudent owners of first class regional shopping centers (taking into account the office uses also being made of the Mortgaged Property) in the general vicinity of the Mortgaged
Property. Certificates of insurance with respect to all of the insurance policies required hereunder have been delivered to Mortgagee (or will be so delivered promptly after the date hereof), and originals or certified copies of all such policies shall be delivered to Mortgagee when the same are available and shall be held by Mortgagee. All such policies shall name
Mortgagee as an additional insured, shall provide that all Proceeds be payable to Mortgagee as set forth in Section 7 hereof, and shall contain: (i) a standard "non-contributory mortgagee" endorsement or its equivalent relating, inter alia, to recovery by Mortgagee notwithstanding the negligent or willful acts or omissions of Mortgagor; (ii) to the extent available at commercially reasonable rates a waiver of subrogation endorsement in favor of Mortgagee; (iii) an endorsement providing that no policy shall be impaired or invalidated by virtue of any act, failure to act, negligence of, or violation of declarations, warranties or conditions contained in such policy by Mortgagor, Mortgagee or any other named insured, additional insured or loss payee, except for the willful misconduct of Mortgagee knowingly in violation of the conditions of such policy; (iv) an endorsement providing for a deductible per loss of an amount not more than that which is customarily maintained by prudent owners of first class regional shopping centers (taking into account the office uses also being made of the Mortgaged Property) in the general vicinity of the Mortgaged Property, but in no event in excess of $50,000; (v) a provision that such policies shall not be cancelled or terminated, except in the case of nonpayment, without at least thirty (30) days prior written notice to Mortgagee in each instance; and (vi) a provision that such policies shall not be terminated or cancelled for nonpayment of premium without at least ten (10) days prior written notice to Mortgagee.
Certificates of insurance with respect to all renewal and replacement policies shall be delivered to Mortgagee not less than ten (10) days prior to the expiration date of any of the insurance policies required to be maintained hereunder which certificates shall bear notations evidencing payment of applicable premiums. Originals or certified copies of such replacement insurance policies shall be delivered to Mortgagee promptly after Mortgagor's receipt thereof but in any case within sixty (60) days after the effective date thereof. If Mortgagor fails to maintain insurance required by this Mortgage, Mortgagee may, in accordance with the provisions of Section 9 hereof, procure such insurance.

          (e) Compliance with Insurance Requirements. Mortgagor shall comply with all Insurance Requirements and shall not bring or keep or permit to be brought or kept any article upon any of the Real Estate or cause or permit any condition to exist thereon which would be prohibited by any Insurance Requirement, or would invalidate insurance coverage required hereunder to be maintained by Mortgagor on or with respect to any part of the Real Estate pursuant to this Section 6.

          (f) Separate Insurance. The Mortgagor will not take out separate insurance contributing in the event of loss with that required to be maintained pursuant to this Section 6 unless such insurance complies with Section 6(d).

          7.   CONDEMNATION AND INSURANCE PROCEEDS.

          (a) Mortgagor will promptly notify Mortgagee in writing upon obtaining knowledge of (i) the institution of any proceedings relating to any Taking or (ii) the occurrence of any casualty, damage or injury to the Real Estate or Building Equipment or any portion thereof, the restoration of which is estimated by Mortgagor in good faith to cost more than Two Million Dollars ($2,000,000). In addition, notice of any casualty damage or loss, the restoration of which is estimated by Mortgagor in good faith to cost more than Two Million Dollars ($2,000,000), shall set forth such good faith estimate of the cost of repairing or restoring such damage or destruction in reasonable detail if the same is then available and, if not, as soon thereafter as it can reasonably be provided.

          (b) In the event of any Taking of or casualty or other damage or injury to the Mortgaged Property, Mortgagor's right, title and interest in and to all compensation, awards, proceeds, damages, claims, insurance recoveries, causes and rights of action (whether accrued prior to or after the date hereof) and payments which Mortgagor may receive or to which Mortgagor may become entitled with respect to the Mortgaged Property or any part thereof (collectively, "Proceeds"), in connection with any such Taking (subject to the terms of the Operating Agreements and the Leases), casualty or other damage or injury to the Mortgaged Property, or any part thereof, are hereby assigned to and shall be paid to Mortgagee. Notwithstanding anything to the contrary set forth in this Mortgage, to the extent the Proceeds are not in excess of Seven Million Dollars ($7,000,000) (the "Minimum Deposit Amount") (excluding, solely for purposes of such calculation, Proceeds paid in respect of the insurance described in Section 6(a)(iv)) then, provided that no Event of Default shall have occurred and be continuing, Mortgagee hereby consents to and agrees that such Proceeds shall be paid directly to Mortgagor to be applied to restoration of the Mortgaged Property in accordance with the terms hereof (provided, however, unless an Event of Default shall have occurred and be continuing, Proceeds paid in respect of the insurance described in Section 6(a)(iv) shall be paid directly to Mortgagor). Subject to the provisions of this Section 7(b) and Section 7(c) hereof, promptly after the occurrence of any damage or destruction to all or any portion of the Mortgaged Property or a Taking of a portion of the Mortgaged Property, Mortgagor shall commence and diligently prosecute to completion, subject to Excusable Delays, the repair, restoration and rebuilding of the Mortgaged Property (in the case of a Taking, to the extent it is capable of being restored) (such repair, restoration and rebuilding are sometimes hereinafter collectively referred to as the "Work") so damaged, destroyed or remaining after such Taking, in full compliance with all Legal Requirements and free and clear of any and all Liens except the Permitted Exceptions. Mortgagor will, in good faith and in a commercially reasonable manner, file and prosecute the adjustment, compromise or settlement of any claim for Proceeds and, subject to Mortgagor's right to receive the direct payment of any Proceeds up to the Minimum Deposit Amount and, with respect to Proceeds from a Taking, subject to the applicable terms of the Operating Agreements and the Leases and the provisions below, will cause the same to be collected and paid over to Mortgagee, to be held and applied in accordance with the provisions of this Mortgage. Mortgagor hereby irrevocably authorizes Mortgagee to file and prosecute such claim and to collect and to make receipt for any such payment in the event Mortgagor fails so to act or if an Event of Default shall have occurred and be continuing, and in such case Mortgagee shall be authorized to file such claim and prosecute it with counsel satisfactory to it at the expense of Mortgagor. Mortgagee shall have the right to approve, such approval not to be unreasonably withheld, any settlement which might result in any Proceeds in excess of the Minimum Deposit Amount, and Mortgagor will deliver or cause to be delivered to Mortgagee all instruments reasonably requested by Mortgagee to permit such approval. Mortgagor will pay all costs, fees and expenses reasonably incurred by Mortgagee (including all reasonable attorneys' fees and expenses, the fees of insurance experts and adjusters and reasonable costs incurred in any litigation or arbitration) in connection with the settlement of any claim for insurance in excess of the Minimum Deposit Amount or Proceeds in excess of the Minimum Deposit Amount and seeking and obtaining of any payment on account thereof in accordance with the foregoing provisions and for any of the foregoing expenses, regardless of whether or not the Proceeds exceed the Minimum Deposit Amount, if an Event of Default shall have occurred and be continuing. If any Proceeds are received by Mortgagor, such Proceeds shall, until the completion of the related Work, be held in trust and segregated from other funds of the Mortgagor to be used to pay for the cost of the Work in accordance with the terms hereof, and in the event such Proceeds are in excess of the Minimum Deposit Amount such Proceeds shall, subject to the provisions of the Operating Agreements and the Leases, be forthwith paid to the Trustee to be held by the Trustee in a segregated account in trust for Mortgagor, in each case to be applied or disbursed in accordance with the provisions thereof.

          (c) In the event that any Proceeds (other than Proceeds paid with respect to the insurance described in Section
6(a)(iv)) are in excess of the Minimum Deposit Amount, then all Proceeds (other than Proceeds paid with respect to the insurance described in Section 6(a)(iv) and except that Proceeds in respect of a Taking shall be subject to the terms and conditions of the Operating Agreements and the Leases) shall be paid over to Mortgagee and shall be applied as follows: first, toward reimbursement of Mortgagee's reasonable costs and expenses in connection with recovery of the Proceeds and disbursement of the Proceeds (as further described below), including, without limitation, reasonable administrative costs and inspection fees, and then, to the prepayment of the Indebtedness secured hereby (which prepayment shall be made on the next Interest
Payment Date occurring at least ten (10) Business Days following notice to Mortgagee of an elected or required prepayment hereunder, which notice Mortgagor shall promptly give), without prepayment premium or penalty, only if:

               (i) Mortgagor is not required to restore the Mortgaged Property pursuant to any Operating Agreement or Lease, and

                              (A) the Taking or casualty
               adversely affects leased areas of the Mortgaged Property, and the restoration of the Mortgaged Property cannot reasonably be completed before the date of expiration of any insurance maintained pursuant to Section 6(a)(iv) hereof, or

                              (B) the Taking or casualty occurs
               during the last six (6) months of the term of the Loan, or

                              (C) the Taking or casualty effects
               all of the Mortgaged Property; or

               (ii) If such Proceeds were the result of a Taking, then after restoration is completed, the Proceeds that are not required to effect such restoration shall be applied, without premium or penalty, to the prepayment of principal and accrued interest of the Mortgage Notes.

          (d) If Proceeds are not required to be applied towards payment of the Indebtedness pursuant to Section 7(c) above, then after payment of the expenses described in clause first of
Section 7(c), Mortgagee shall make the Proceeds (except Proceeds paid with respect to the insurance described in Section 6(a)(iv)) which it is holding pursuant to the terms hereof available to Mortgagor for payment of or reimbursement of Mortgagor's expenses incurred with respect to the Work, upon the terms and subject to the conditions set forth below and in Section 7(e):

                    (i)   there shall be no continuing Event of
     Default hereunder;

                    (ii)   to the extent, if any, that the
     estimated cost of the Work (as estimated by an Independent Architect) shall exceed the Proceeds available, Mortgagor shall (within a reasonable period of time after receipt of such estimate, and in any event prior to any further disbursement by Mortgagee) deposit with or deliver to Mortgagee Cash and Cash Equivalents and/or a Letter of Credit in the amount of such excess; and

                    (iii)   Mortgagee shall, within a reasonable
     period of time prior to Mortgagor's request for initial disbursement, be furnished with an estimate of the cost of the Work accompanied by an Independent Architect's certification as to such costs and appropriate plans and specifications for the Work to the extent that the same are required by law or are prepared by the Mortgagor. The plans and specifications shall require that the Work be done in a first-class workmanlike manner substantially equivalent to the quality and character of the original work in the Improvements, so that upon completion thereof (taking into account a commercially reasonable time to relet the affected portion of the Mortgaged Property), the Mortgaged Property shall be at least substantially equal in value and general utility to the Mortgaged Property prior to the damage or destruction
     (or, in the case of a partial Taking, to the state to which it is capable of being restored). Mortgagor shall restore all Improvements such that when they are fully restored and/or repaired that such Improvements and their contem plated use fully comply with all applicable Legal Requirements, including, without limitation, zoning, environmental and building laws, codes, ordinances and regulations.

          (e) Disbursement of Proceeds shall be made from time to time (but not more frequently than once in any month) by Mortgagee as the Work progresses upon receipt by Mortgagee of (i) an Officer's Certificate dated not more than thirty (30) days prior to the application for such payment, requesting such payment or reimbursement and setting forth the Work performed which is the subject of such request, the parties which performed such Work and the actual cost thereof, and also certifying that such Work and materials are free and clear of Liens other than Permitted Exceptions and (ii) an Independent Architect's certificate certifying performance of the Work together with an estimate of the cost to complete the Work. No payment made prior to the final completion of the Work shall exceed ninety-five percent (95%) of the value of the Work performed or materials furnished and incorporated into the Improvements from time to time (except in the case of contractors' or subcontractors' work as to which final completion has been attained), and at all times the undisbursed balance of said Proceeds, together with all amounts for which Cash or Cash Equivalents or a Letter of Credit deposited or delivered pursuant to clause (ii) above, shall be at least sufficient to pay for the cost of completion of the Work, free and clear of Liens other than Permitted Exceptions; final payment of all Proceeds remaining with Mortgagee shall be made upon receipt by Mortgagee of a certification by an Independent Architect as to the completion of the Work substantially in accordance with the submitted plans and specifications, and the filing of a notice of completion (if such filing is required by applicable law). If the Proceeds shall be more than the Threshold Amount, Mortgagee shall require (i) evidence of mechanic's lien waivers, and (ii) an endorsement to its title insurance policy insuring the continued priority of the Lien of this Mortgage (subject to Permitted Exceptions and any Liens associated with the Leased Personalty) as to all sums advanced hereunder, such endorsement to be paid for by Mortgagor. From time to time as the Work progresses, the amount of any Cash or Cash Equivalents so furnished may be withdrawn by Mortgagor and paid or otherwise applied by or returned to Mortgagor in an amount equal to the amount Mortgagor would be entitled to so withdraw if the same were Proceeds, and any Letter of Credit so furnished may be reduced by Mortgagor in an amount equal to the amount Mortgagor would be entitled to reduce if the same were Proceeds. At any time after substantial completion of any Work in respect whereof Cash and Cash Equivalents and/or a Letter of Credit was deposited pursuant hereto, the whole balance of any Cash so deposited with Mortgagee and then remaining on deposit may be withdrawn by Mortgagor and shall be paid by Mortgagee to Mortgagor and any Cash and Cash Equivalents and/or Letter of Credit so deposited or delivered shall, to the extent it has not been called upon, reduced or theretofore released, be released by Mortgagee to Mortgagor, within ten (10) days after receipt by Mortgagee of an application for such withdrawal and/or release together with an Officer's Certificate, and signed also (as to the following clause (1)) by the Independent Architect, setting forth in substance as follows:

          (1) that the Work in respect of which such Cash and Cash Equivalents and/or a Letter of Credit was deposited has been substantially completed in all material respects in accordance with any plans and specifications therefor previously filed with Mortgagee under Section 7(d) hereof; and

          (2) that to the knowledge of the certifying Person all amounts which Mortgagor is or may become liable to pay in respect of such Work through the date of the certification have been paid in full or adequately provided for or are being contested in accordance with Section 8(c) hereof and, to the extent that such are customary and reasonably obtainable by prudent managers in the metropolitan area where the Premises are located and Mortgagor is not contesting payment in accordance with Section 8(c) hereof, that lien waivers have been obtained from the general contractor and major subcontractors performing such Work.

          8.   IMPOSITIONS, LIENS AND OTHER ITEMS; CONTESTS GENERALLY.

          (a) Mortgagor has filed and will file all federal, state and local tax returns required to be filed prior to their respective due dates (taking into account extensions thereto) and has paid or will pay or provide for the payment of all taxes shown or required to be shown thereon, including all required contributions to Mortgagor's employee benefit plans (as defined in Section 3(3) of ERISA). Subject to its right of contest set forth in Section 8(c), Mortgagor shall pay all Impositions prior to the date such Impositions shall become delinquent or late charges may be imposed thereon, directly to the applicable Governmental Authority with respect thereto, unless and to the extent such Impositions shall be paid from any Mortgage Escrow Amounts or any Mortgage Escrow Security pursuant to Section 9 hereof.

          (b)  Subject to its right of contest set forth in
Section 8(c) and its rights set forth in Sections 12(c) and (d), Mortgagor shall at all times keep the Mortgaged Property free from all Liens (other than the Lien hereof, the Permitted Exceptions and the Lien upon any Leased Personalty) and shall pay when due and payable all claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in or permit the creation of a Lien on the Mortgaged Property or any portion thereof, whether ranked senior, pari passu or junior to the priority of the Lien created hereby, and shall in any event cause the prompt, full and unconditional discharge of, or otherwise secure against collection out of the Mortgaged Property, all Liens imposed on or against the Mortgaged Property or any portion thereof within forty-five (45) Business Days after receiving written notice of the filing (whether from Mortgagee, the lienholder or any other Person) thereof. Mortgagor shall do or cause to be done, at the sole cost of Mortgagor, everything reasonably necessary to fully preserve the first priority of the Lien of this Mortgage against the Mortgaged Property subject to the Permitted Exceptions. Upon the occurrence of an Event of Default with respect to its Obligations as set forth in this
Section 8, Mortgagee may (but shall not be obligated to) make such payment or discharge such Lien, and Mortgagor shall reimburse Mortgagee on demand for all such advances pursuant to
Section 17 hereof.

          (c) Nothing contained herein shall be deemed to require Mortgagor to pay, or cause to be paid, any Imposition, to satisfy any Lien, or to comply with any Legal Requirement or Insurance Requirement, so long as Mortgagor is in good faith, and by proper legal proceedings, diligently contesting the validity, amount or application thereof, provided that in each case, at the time of the commencement of any such action or proceeding, and during the pendency of such action or proceeding (i) no Event of Default shall exist and be continuing hereunder, (ii) adequate reserves with respect thereto are maintained on Mortgagor's books in accordance with GAAP (as determined by the Independent Accountant), (iii) such contest operates to suspend collection or enforcement as the case may be, of the contested Imposition or Lien and such contest is maintained and prosecuted continuously and with diligence,
(iv) in the case of any Insurance Requirement, the failure of the Mortgagor to comply therewith shall not impair the validity of any insurance required to be maintained by Mortgagor under
Section 6 or the right to full payment of any claims thereunder,
(v) in the case of Impositions and Liens in amounts greater than $100,000, during such contest, Mortgagor shall be required to deliver to the Mortgagee Cash or Cash Equivalents or a Letter of Credit in an amount equal to 125% of Mortgagor's obligations being contested and any additional interest, charge, or penalty arising from such contest, (vi) neither the Mortgaged Property nor any part thereof or interest therein would be in any danger of being sold, forfeited or lost if Mortgagor pays the amount or satisfies the condition being contested, and Mortgagor would have the opportunity to so pay such amount or satisfy such condition if Mortgagor ultimately fails to prevail in the contest, and
(vii) in the case of any utility services required for the normal operation of the Mortgaged Property, any contest or failure to pay will not result in a discontinuance of any such service. Notwithstanding the foregoing, including the delivery of any such Cash or Cash Equivalents or Letter of Credit, Mortgagor promptly shall comply with any contested Legal Requirement or Insurance Requirement or shall pay any contested Imposition or Lien, and compliance therewith or payment thereof shall not be deferred, if Mortgagee may be subject to civil or criminal damages as a result thereof. If such action or proceeding is terminated or discontinued adversely to Mortgagor, Mortgagor, upon written demand, shall deliver to Mortgagee reasonable evidence of Mortgagor's compliance with such contested Imposition, Lien, Legal Requirements or Insurance Requirements, as the case may be.

Mortgagor shall notify Mortgagee of the commencement of any contest or similar proceeding hereunder.

          (d) Mortgagor has no knowledge of any material liability incurred by Mortgagor which remains unsatisfied for any taxes or penalties with respect to any employee benefit plan (as defined in Section 8(a)) or any Multiemployer Plan, or of any lien which has been imposed on the assets of the Mortgagor pursuant to Section 412 of the Internal Revenue Code of 1986, as amended, or Sections 302 or 4068 of ERISA.

          9.   FUNDS FOR TAXES AND INSURANCE.

          (a) From and after the occurrence of any Event of Default by Mortgagor hereunder, Mortgagee may at its sole elec tion upon one (1) Business Day's written notice to Mortgagor, establish a segregated, interest-bearing escrow account, in which Mortgagee shall hold additional amounts sufficient to discharge the obligations of Mortgagor under Sections 6 and 8(a) hereof as and when they become due (such amounts, the "Mortgage Escrow Amounts"). Upon Mortgagee's election to retain Mortgage Escrow Amounts in accordance with the foregoing, Mortgagee may initially retain in such account a sum which bears the same relation to the annual insurance premiums for all insurance required by the terms hereof and Impositions assessed against the Real Estate for the insurance period or tax year then in effect, as the case may be, as (i) the number of months elapsed as of the date of such election since the last preceding installment of said premiums or Impositions shall have become due and payable bears to (ii) twelve (12). For the purpose of this computation, the month in which such last preceding installment of premiums or Impositions became due and payable and the month in which Mortgagee makes such election shall be included and deemed to have elapsed.
During each month thereafter, until the Mortgagee shall elect that the provisions of this Section 9 shall no longer be applicable, the Mortgagee may retain with respect to the Mortgage Escrow Amounts a sum equal to one-twelfth of such insurance premiums and such Impositions for the then-current insurance period and tax year, so that as each installment of such premiums and Impositions shall become due and payable, Mortgagee shall have retained a sum sufficient to pay the same. If the amount of such premiums and Impositions has not been definitely ascertained at the time when any such monthly deposits are to be retained, the Mortgagee may retain Mortgage Escrow Amounts based upon the amount of such premiums and Impositions for the preceding year, subject to adjustment as and when the amount of such premiums and Impositions are ascertained.

          (b) At any time after Mortgagee's election to retain Mortgage Escrow Amounts pursuant to Section 9(a) above, subject to the conditions of the next succeeding sentence, Mortgagor may elect to replace any Mortgage Escrow Amounts then being retained by Mortgagee and satisfy its obligations under this Section 9 by the delivery or posting of Cash or Cash Equivalents or a Letter of Credit (any such security, "Mortgage Escrow Security") in an amount which, when added to any Mortgage Escrow Amounts on deposit, equals six (6) months of insurance premiums and six (6) months of Impositions, to be determined on the basis of the premiums and Impositions next coming due (and for so long as

Mortgagor elects to post such security, the same shall be in lieu of Mortgagee's retention of such Mortgage Escrow Amounts).

          (c) The Mortgage Escrow Amounts (or any Mortgage Escrow Security posted in lieu thereof pursuant to Section 9(b)) shall be held by the Mortgagee and shall be applied to the payment of the obligations in respect of which such Mortgage Escrow Amounts were retained. In the absence of an acceleration of the Mortgage Note, any Mortgage Escrow Amounts retained by (or Mortgage Escrow Security posted with) the Mortgagee in excess of the actual obligations for which they were retained, shall be held and applied to the obligations for the ensuing year.
Nothing herein contained shall be deemed to affect any right or remedy of the Mortgagee under this Mortgage or otherwise at law or in equity, to pay any such amount and to add the amount so paid to the Indebtedness hereby secured.

          (d) If Mortgagee elects to retain Mortgage Escrow Amounts from funds deposited with it by Mortgagor pursuant to this Section 9, Mortgagor shall deliver to Mortgagee all tax bills, bond and assessment statements, statements of insurance premiums, and statements for any other obligations referred to above as soon as the same are received by Mortgagor, and Mortgagee shall cause the same to be paid when due to the extent of Mortgage Escrow Amounts available therefor; provided, however, that if Mortgagor has theretofore provided Mortgage Escrow Security, Mortgagor shall be entitled to continue paying such bills and statements. If Mortgagor fails to pay such bills and statements on or before their respective due dates, Mortgagee shall be entitled to pay same provided that Mortgagee has first given Mortgagor three (3) Business Days' notice before applying any Mortgage Escrow Security. It is expressly acknowledged and agreed that Mortgagee shall have no obligation whatsoever to advance any amounts in payment of all or any portion of such obligations to the extent that Mortgage Escrow Amounts retained (or Mortgage Escrow Security delivered) are insufficient to pay any such obligations as and when the same become due.

          10.  ASSIGNMENT OF LEASES AND RENTS.

          (a) The Leases and all of the Rents, whether now due, past due, or to become due, and including all prepaid rents and security deposits, are hereby absolutely, presently and uncondi tionally assigned, transferred, conveyed and set over by Mortgagor to Mortgagee, such Rents (other than any Tenant security deposits which Mortgagor has not applied against amounts owing under the applicable Lease) to be applied by Mortgagee following the occurrence of an Event of Default in accordance with Section 23 hereof. Mortgagor shall not otherwise assign, transfer or encumber in any manner the Leases or the Rents relating to the Mortgaged Property or any portion thereof except as may be otherwise provided herein or in the Assignment of Leases. Mortgagor shall have a license to exercise any and all rights under the Leases and to collect and receive all Rents, which license shall be terminable at the sole option of Mortgagee, without regard to the adequacy of its security hereunder, upon the occurrence and continuance of any Event of Default without further notice to, or demand upon, Mortgagor.
The assignment in this Section 10 shall constitute an absolute and present assignment of the Leases and Rents, and not an assignment for security, and the existence or exercise of Mortgagor's conditional license as provided in the immediately foregoing sentence shall not operate to subordinate this assignment to any subsequent assignment. It is understood and agreed that neither the foregoing assignment of Leases and Rents to Mortgagee nor the exercise by Mortgagee of any of its rights or remedies hereunder including, without limitation, the appointment of a receiver for the Mortgaged Property by any court at the request of Mortgagee or by agreement with Mortgagor, or the entering into possession of the Mortgaged Property or any part thereof by such receiver shall be deemed to make Mortgagee a "mortgagee-in-possession" or otherwise responsible or liable in any manner with respect to the Mortgaged Property or the use, occupancy, enjoyment or operation of all or any portion thereof, unless and until Mortgagee, in person or by agent, assumes actual possession thereof.

          (b) If the license granted in Section 10(a) hereof shall have been terminated by Mortgagee, Mortgagee or an agent appointed by Mortgagee may, to the fullest extent permitted by the Leases, do any or all of the following:

                         (i)   exercise any of Mortgagor's rights
          under the Leases, including notifying Tenants to pay rent to an account or location selected by Mortgagee in accordance with the terms of this Mortgage;

                         (ii)  enforce the Leases;

                         (iii) demand, collect, sue for, attach,
          levy, recover, receive, compromise and adjust, and make, execute and deliver receipts and releases for all rents or other payments that may then be or may thereafter become due, owing or payable with respect to the Leases;

                         (iv)  demand that any sums held by
          Mortgagor with respect to any Lease (including, but not limited to, any security deposits, other deposits or prepayments) be immediately remitted to Mortgagee; and

                         (v)   generally, do, execute and perform
          any other act, deed, matter or thing whatsoever that ought to be done, executed and performed in and about or with respect to the Leases, as fully as allowed or authorized by this Section 10.

          (c) Neither the execution and delivery of this Mortgage nor any action or inaction on the part of the Mortgagee shall release (i) any Tenant from its Lease, (ii) any guarantor of any Lease or (iii) Mortgagor from any of its obligations under the Leases or constitute an assumption of any such obligation under the Leases or constitute an assumption of any such obligation on the part of Mortgagee. No action or failure to act on the part of Mortgagee shall adversely affect or limit the rights of Mortgagee under this Mortgage or the Assignment of Leases or, through this Mortgage or the Assignment of Leases, under any Lease.

          11. SECURITY AGREEMENT. This Mortgage is intended to be a security agreement and fixture filing pursuant to the UCC. Mortgagor hereby grants a security interest in favor of Mortgagee in and to (i) other than Leased Personalty, any and all personal property owned by Mortgagor and described in the Granting Clauses hereof which, under applicable law, may be subject to a security interest pursuant to the UCC and which is not herein effectively made part of the Real Estate, and (ii) any and all of the Mortgaged Property which are fixtures under applicable law and may be subject to a security interest under the UCC, to the fullest extent that a security interest may be granted therein under the UCC or applicable law, and in all additions to, substitutions for and proceeds of any of the foregoing, other than Leased Personalty, for the purpose of securing all Indebtedness and the Obligations of Mortgagor now or hereafter secured by this Mortgage. Mortgagor agrees to execute and deliver financing and continuation statements covering the property described in clauses (i) and (ii) above from time to time and in such form as is required by applicable law to perfect and continue the perfection of Mortgagee's lien or security interest with respect to such property and, in the event that Mortgagor shall fail to execute and deliver any such financing or continuation statement promptly after demand therefor by Mortgagee, Mortgagor hereby irrevocably authorizes Mortgagee to file such financing and continuation statements on behalf of Mortgagor. Mortgagor shall pay all reasonable and customary costs of filing such statements and renewals and releases thereof and shall pay all reasonable costs and expenses of any record searches for financing statements Mortgagee may reasonably require. Mortgagee shall have the rights and remedies of a secured party under the UCC, as well as all other rights and remedies available under this Mortgage, the other Loan Documents or otherwise at law or in equity with respect to such property.

          12. TRANSFERS, INDEBTEDNESS AND SUBORDINATE LIENS. Unless such action is permitted by the provisions of this Section 12 or Section 16 hereof, Mortgagor will not (i) sell, assign, convey, transfer or otherwise dispose of legal or beneficial interests in all or any part of the Mortgaged Property, (ii) permit any owner, directly or indirectly, of a beneficial ownership interest in the Mortgaged Property, to transfer such interest, whether by transfer of stock or other beneficial interest in any entity, or otherwise, (iii) incur indebtedness,
(iv) mortgage, hypothecate or otherwise encumber or grant a security interest in all or any part of the Mortgaged Property,
(v) sell, assign, convey, transfer, mortgage, encumber, grant a security interest in, or otherwise dispose of any legal or beneficial ownership interest in Mortgagor, or permit any owner of a legal or beneficial interest in Mortgagor to do the same, or
(vi) file a declaration of condominium with respect to the Real Estate (any of the foregoing transactions, a "Transfer").

          (a)  Sale of the Mortgaged Property.

                    (i)   Mortgagor shall not sell, assign,
     convey, transfer or otherwise dispose of legal or equitable title to or any interest in all or any part of the Mortgaged
     Property unless:

                                   (A)  the Rating Agencies shall
               have confirmed in writing that such transfer shall not result in a downgrading, withdrawal or qualification of the then-ratings of the Certificates, or

                                   (B) after giving effect to the
               proposed transaction:

                              (1) the Mortgaged Property shall be
          beneficially owned by either (x) a Qualified
          Transferee, PROVIDED, HOWEVER, that no such Transfer shall be permitted without Mortgagee's receipt of a Non-Consolidation Opinion, or (y) a Teachers' Affiliate, PROVIDED that such Teachers' Affiliate qualifies as a Single Purpose Entity, and

                              (2) no Event of Default shall have
          occurred and be continuing;

     provided further that any permitted transferee of the Mortgaged Property shall execute an assumption, subject to the provisions of Article 37 hereof, of the obligations of the Mortgagor under this Mortgage.

                    (ii) Mortgagor also may transfer or dispose of Building Equipment which is being replaced or which is no longer necessary in connection with the operation of the Premises free from the interest of Mortgagee under this Mortgage provided that such transfer or disposal will not materially adversely affect the value of the Mortgaged Property taken as a whole, will not materially impair the utility of the Premises, and will not result in a reduction or abatement of, or right of offset against, the Rents payable under any Lease, in either case as a result thereof, and provided that any new Building Equipment acquired by Mortgagor (and not so disposed of) shall be subject to the interest of Mortgagee under this Mortgage unless the same constitutes Leased Personalty. Mortgagee shall, from time to time, upon receipt of an Officer's Certificate requesting the same and confirming satisfaction of the conditions set forth above, execute a written instrument in form reasonably satisfactory to it to confirm that such Building Equipment which is to be, or has been, sold or disposed of is free from the interest of Mortgagee under this Mortgage.

          (b) Transfer or Encumbrance of Interests of Mortgagor. A sale, assignment, conveyance, transfer, or other disposition or hypothecation or other encumbrance of a direct or indirect beneficial ownership interest in Mortgagor shall be permitted if
(i) Mortgagee shall have consented thereto and the Rating
Agencies shall have confirmed that such transfer shall not result in a downgrading, withdrawal or qualification of the then-ratings of the Certificates, or (ii) after giving effect to the proposed transaction, a Permitted Owner or a Qualified Transferee shall, individually or acting in concert, be the managing or co-managing general partner of, or control, Mortgagor ("control" meaning, for purposes of this Section 12(b), primary responsibility to make or veto all material decisions with respect to the operation, management, financing and disposition of the Mortgaged Property, rather than a beneficial ownership requirement, and without being compromised by the fact that responsibility for such day to day operating and management functions as are ordinarily handled by a property manager or for leasing activities has been delegated by such controlling Person pursuant to an agreement in writing). Notwithstanding the foregoing, prior to any Transfer of (A) a limited partnership interest of Mortgagor that results in a Person owning more than a 49% limited partnership interest of Mortgagor if such Person did not own more than a 49% limited partnership interest in Mortgagor as of the date hereof, or (B) the shares of any general partner of Mortgagor that results in a Person owning more than 49% of the outstanding shares of such general partner if such Person did not own more than 49% of the outstanding shares of such general partner as of the date hereof, Mortgagee shall be in receipt of (1) written confirmation from the Rating Agencies that any such transfer will not result in the downgrading, qualification or withdrawal of the then current rating on the Class A Certificates (or, if the Class A Certificates are not then outstanding, the rating of the highest rated outstanding class of Certificates), or (2) a Non-Consolidation Opinion.

          (c) Indebtedness. Mortgagor shall not incur, create or assume any indebtedness or incur any liabilities without the consent of Mortgagee and written confirmation from the Rating Agencies that the incurrence of any such indebtedness or liability shall not in itself result in a downgrading, withdrawal or qualification of the then current ratings of any of the Certificates; provided, however, so long as no Event of Default shall have occurred and be continuing, Mortgagor may, without the consent of Mortgagee, incur, create or assume the following indebtedness:

                    (i)  the Mortgage Notes and the other
     obligations, indebtedness and liabilities secured by this Mortgage or set forth in any other Loan Document;

                    (ii) (x) accrued rental and similar accruing obligations under the Ground Lease and (y) amounts, not secured by the Mortgaged Property, payable by or on behalf of Mortgagor for or in respect of the operation of the Mortgaged Property in the ordinary course of operating Mortgagor's business and is not more than sixty (60) days past due, including amounts payable by or on behalf of Mortgagor to suppliers, contractors, mechanics, vendors, materialmen or other persons providing property or services to Mortgagor or to the Mortgaged Property and capitalized personal property leasing expense, or in connection with the ownership, management, operation, leasing, cleaning, maintenance, repair, replacement, financing, improvement, alteration or restoration thereof incurred in the ordinary course of operating Mortgagor's business (provided, however, that notwithstanding the foregoing, in no event shall Mort gagor be permitted under this provision to enter into a note for borrowed money);

                    (iii)  amounts, not secured by the Mortgaged
     Property, payable or reimbursable to any Tenant on account of work performed at the Mortgaged Property by such Tenant or for costs incurred by such Tenant in connection with its occupancy of space in the Mortgaged Property, including for tenant improvements (provided, however, that notwithstanding the foregoing, in no event shall Mortgagor be permitted under this provision to enter into a note for borrowed money);

                    (iv)  indebtedness of Mortgagor, on an
     unsecured basis, that might be owed to the counterparty to a Rate Swap Agreement, by reason of a default thereunder on the part of Mortgagor.

          Capital which may be required by Mortgagor from its partners from time to time may be contributed to Mortgagor as a capital contribution with such preferred returns thereon as Mortgagor may determine, as long as such capital contributions are clearly denominated as equity ("Preferred Equity"); PROVIDED, HOWEVER, that

                    (i) the aggregate amount of Preferred Equity together with the outstanding principal amount of indebtedness of the Note may not exceed 85% of the Appraised Value (as defined in the Trust Agreement) of the Mortgaged Property at the applicable time, which Appraised Value shall be acceptable to the Rating Agencies, as confirmed in writing by the Rating Agencies;

                    (ii) if the holder of the Preferred Equity is not a partner of Mortgagor on the date hereof, then the Rating Agencies shall have confirmed in writing that such party's holding such Preferred Equity will not result in a downgrading, withdrawal or qualification of the then current ratings of the Certificates;

                    (iii)     the terms of which shall require
     that the holder of the Preferred Equity will not receive any distributions on account thereof until (A) all current payments under this Mortgage and the Mortgage Notes have been paid, (B) all Operating Expenses then due and payable have been paid, (C) the cost of all leasehold or tenant improvements or contributions on account thereof required under Leases have been paid and (D) adequate reserves (as determined by an Independent Architect to insure that sufficient amounts are available for the performance of capital expenditures and improvements at the time such performance will be required) have been funded for capital expenditures and improvements, whether or not presently contemplated or expected and whether ordinary or extraordinary;

                    (iv) the holder of the Preferred Equity may not pledge, assign, transfer or convey its Preferred Equity unless such holder has obtained written confirmation from the Rating Agencies that such pledge, assignment, transfer or conveyance will not result in the downgrade, qualification or withdrawal of the then current ratings of the Certificates; and

                    (v)  the Rating Agencies confirm in writing
     that any consent, approval or control rights which the holder of the Preferred Equity has incident to such Preferred Entity with respect to the actions of Mortgagor will not result in a downgrading, withdrawal or qualification of the then current ratings of the Certificates.

          (d) Additional Permitted Transfers. Notwithstanding the above provisions of this Section 12, and so long as no Event of Default shall have occurred and be continuing, Mortgagor without the consent of Mortgagee may (i) make transfers of immaterial portions of the Real Estate to Governmental Authorities in connection with Takings of such portions of the Real Estate for dedication or public use (subject to the provisions of Section 7 hereof) or non revenue-generating (as of the date hereof) portions of the Real Estate to third parties, including, without limitation, owners of outparcels, department store pads or other properties for the purpose of erecting and operating additional structures whose use is integrated with the use of the Mortgaged Property, provided same shall not cause a reduction in the Mortgaged Property cash-flow, and (ii) grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for water and sewer lines, telephone and telegraph lines, electric lines or other utilities or for other similar purposes, provided that no transfer, conveyance or encumbrance set forth in the foregoing clauses (i) and (ii) shall (A) materially impair the utility and operation of the Real Estate, or (B) materially adversely affect the value of the Real Estate. If Mortgagor shall receive any consideration in connection with any such transfer or other conveyance, Mortgagor shall have the right to use any such proceeds in connection with any Alterations performed in connection with, or required as a result of, such conveyance. Any net proceeds received by Mortgagor in excess of the cost of such Alterations shall be paid to Mortgagee in repayment of the Mortgage Notes on the next Interest Payment Date occurring at least ten (10) Business Days following notice to Mortgagee of such repayment, which notice Mortgagor shall promptly give, provided, however, that with respect to such transfers or other conveyances of nonrevenue-generating portions of the Real Estate, Mortgagor may retain the first Five Hundred Thousand Dollars ($500,000) of net proceeds on a cumulative basis (subject, however, to the same being used to pay the costs of any such Alterations). In connection with any transfer, conveyance or encumbrance permitted pursuant to clauses (i) and (ii) above, the Mortgagee shall execute and deliver any instrument reasonably necessary or appropriate to evidence its consent to said action and/or, in the case of the transfers referred to in clause (i) above, to release the portion of the Real Estate affected by such Taking or such transfer from the Lien of this Mortgage or, in the case of clause
(ii) above, to subordinate the Lien of this Mortgage to such easements, restrictions, covenants, reservations and rights of way or other similar grants upon receipt by the Mortgagee of:

                         (A)  a copy of the instrument of transfer; and

                         (B)  an Officer's Certificate stating
          (x) with respect to any Taking, the consideration, if any, being paid for the transfer and (y) with respect to any transfer pursuant to clause (i) or (ii) above, that such Transfer does not materially impair the utility and operation of the Real Estate or materially reduce its value.

All Taking Proceeds shall be applied in accordance with the provisions of Section 7 hereof.

          (e) Not less than five (5) Business Days prior to the closing of any transaction subject to the provisions of this
Article 12 (other than subsection (d) hereof), Mortgagor shall deliver to Mortgagee and the Rating Agencies an Officer's Certificate describing the proposed transaction and stating that such transaction is permitted by this Article 12, together with any appraisal or other documents upon which such Officer's Certificate is based. In addition, Mortgagor shall provide the Mortgagee and the Rating Agencies with copies of executed deeds, assignments of Direct Beneficial Owner interests in the Mortgagor, mortgages or other similar closing documents within ten (10) days after such closing.

          (f) Notwithstanding any provision in this Section 12 to the contrary, this Mortgage shall not restrict the right of
(i) any shareholder in the Urban REIT from transferring its shares in the Urban REIT or to cause or permit its interest in the Urban REIT to be redeemed or (ii) any limited partner of REIT Operating Partnership from transferring its limited partnership interests in REIT Operating Partnership.

          13.  MAINTENANCE OF MORTGAGED PROPERTY; ALTERATIONS;
INSPECTION; UTILITIES.

          (a) Mortgagor shall keep and maintain the Mortgaged Property and every part thereof in good, clean order, condition and repair, subject to ordinary wear and tear, and, subject to Excusable Delays and the provisions of this Mortgage with respect to damage or destruction caused by casualty events or Takings, shall not permit or commit any waste, impairment, or deterioration of the Mortgaged Property in any material respect. Mortgagor further covenants to do all other acts which, in light of the character or use of the Mortgaged Property, may be reasonably necessary to protect the security hereof, the specific enumerations herein not excluding the general. Mortgagor shall not remove or demolish any Improvement on the Premises except as the same may be necessary in connection with an Alteration or a restoration in connection with a Taking or casualty in accordance with the terms and conditions hereof.

          (b) Except as may be necessary in connection with an Alteration permitted by Sections 13(c) or 13(f), Mortgagor shall not make any changes or allow any material changes to be made in the nature of the use of the Real Estate or any part thereof, or initiate or take any trust action or furtherance of any change in any zoning or other land use classification affecting all or any portion of the Real Estate now or hereafter in effect and affecting all or any portion of the Real Estate.

          (c) Provided that no Event of Default shall have occurred and be continuing hereunder, Mortgagor shall have the right, without Mortgagee's consent, to undertake any Expansion or any alteration, improvement, demolition or removal of the Mortgaged Property or any portion thereof (any Expansion and any such alteration, improvement, demolition or removal performed by Mortgagor, an "Alteration") so long as such Alteration is undertaken in accordance with the applicable provisions of this Mortgage and the other Loan Documents, is not prohibited by the Operating Agreements and the Leases and shall not involve an estimated cost of more than the Threshold Amount. Any Alteration which involves an estimated cost of more than the Threshold Amount shall be subject to (i) the approval of Mortgagee (such approval not to be unreasonably withheld or delayed), and (ii) receipt by Mortgagee of written confirmation from the Rating Agencies that the Alteration shall not result in a downgrading, withdrawal or qualification of the then-ratings of the Certificates, and shall be conducted under the supervision of an Independent Architect. No such Alteration shall be undertaken until five (5) Business Days after there shall have been filed with the Mortgagee, for information purposes only and not for approval by the Mortgagee, detailed plans and specifications and cost estimates therefor, prepared and approved in writing by such Independent Architect. Such plans and specifications may be revised at any time and from time to time provided that material revisions of such plans and specifications are filed with the Mortgagee, for information purposes only, together with the written approval thereof by such Independent Architect. All work done in connection with any Alteration shall be performed with due diligence in a good and workmanlike manner, all materials used in connection with any Alteration shall not be less than the standard of quality of the materials currently used at the Premises and all work performed and all materials used shall be in accordance with all applicable Legal Requirements and Insurance Requirements.

          (d) Notwithstanding anything to the contrary contained in Section 13(c) hereof, no Alteration contracted for by Mortgagor shall be performed by or on behalf of Mortgagor if the cost thereof, individually or in the aggregate with all other related Alterations, as reasonably estimated by an Independent Architect, that are due and payable and unpaid exceed the Threshold Amount (adjusted as described below) (any such Alteration, a "Material Alteration"), unless Mortgagor shall have delivered to Mortgagee security in an amount not less than the difference between such due and payable and unpaid costs and the Threshold Amount. The Threshold Amount shall be reduced on any given date by the Independent Architect's estimate of the cost, if work on the Alterations were to be terminated on such date, to restore the Premises to the extent necessary so that, as restored, there would be no material adverse effect on the value of the Premises as a whole. Costs which are subject to retainage shall be treated as due and payable and unpaid from the date they would be due and payable but for their characterization as subject to retainage. In the event that any Alteration shall be made in conjunction with any Restoration with respect to which Mortgagor shall be entitled to withdraw Proceeds pursuant to
Section 7(d) and (e) hereof, the amount of the Cash and Cash Equivalents and/or Letter of Credit to be furnished pursuant hereto need not exceed the aggregate cost of such Restoration and such Alteration (as estimated by the Independent Architect), less the sum of the amount of any Proceeds which Mortgagor may be entitled to withdraw pursuant to Section 7(d) and (e) hereof and the Threshold Amount (adjusted as described above). The Independent Architect shall deliver to Mortgagee a schedule setting forth the projected stages of completion of the Alteration and the corresponding amounts equal to such completion. Any Cash which Mortgagor shall deliver pursuant hereto (or the proceeds of any Cash and Cash Equivalents and/or Letter of Credit) shall be invested by Mortgagee in a Permitted Investment consistent with the projected completion of the Alteration. From time to time as the Alteration progresses, the amount of any Cash or Cash Equivalents so furnished may be withdrawn by Mortgagor and paid or otherwise applied by or returned to Mortgagor in an amount equal to the amount Mortgagor would be entitled to so withdraw if Section 7(d) and (e) hereof were applicable, and any Letter of Credit so furnished may be reduced by Mortgagor in an amount equal to the amount Mortgagor would be entitled to so reduce if Section 7(d) and (e) hereof were applicable. At any time after substantial completion of any Alteration in respect whereof Cash and Cash Equivalents and/or a Letter of Credit was deposited pursuant hereto, the whole balance of any Cash so deposited with Mortgagee and then remaining on deposit may be withdrawn by Mortgagor and shall be paid by Mortgagee to Mortgagor, and any Cash and Cash Equivalents and/or a Letter of Credit so deposited or delivered shall, to the extent it has not been called upon, reduced or theretofore released, be released by Mortgagee to Mortgagor, within ten (10) days after receipt by Mortgagee of an application for such withdrawal and/or release together with an Officer's Certificate, and signed also (as to the following clause (1)) by the Independent Architect, setting forth in substance as follows:

                    (1)  that the Alteration in respect of which
          such Cash and Cash Equivalents and/or a Letter of Credit was deposited has been substantially completed in all material respects in accordance with any plans and specifications therefor previously filed with Mortgagee under Section 13(c) hereof; and

                    (2)  that to the knowledge of the certifying
          Person all amounts which Mortgagor is or may become liable to pay in respect of such Alteration through the date of the certification have been paid in full or adequately provided for or are being contested in accordance with Section 8(c) hereof and, to the extent that such are customary and reasonably obtainable by prudent managers in the metropolitan area where the Premises are located and Mortgagor is not contesting payment in accord ance with Section 8(c) hereof, that lien waivers have been obtained from the general contractor and major subcontractors performing such Alterations.

          (e) Mortgagee and any Persons authorized by Mortgagee may at all reasonable times and upon reasonable notice enter and examine the Real Estate and may inspect all work done, labor performed and materials furnished in and about the Real Estate subject in all instances to the rights of Tenants under Leases. Mortgagee shall not have any duty to make any such inspection and shall not have any liability or obligation for making (except for its gross negligence or willful misconduct) or not making any such inspection.

          (f) Provided that no Event of Default shall have occurred and be continuing hereunder, Mortgagor shall have the right, without Mortgagee's consent, to expand or reduce the size of the Mortgaged Property through the addition of one or more anchor stores and/or the addition of one or more mall or peripheral stores from time to time (either retail or non-retail facilities) including, without limitation, by the conversion of an existing department store to additional mall stores, the transfer, free and clear of the lien of this Mortgage, of a portion of the Mortgaged Property to a department store for the construction of its store, or the construction of a decked parking facility (an "Expansion"), so long as:

               (i)  such Expansion (A) shall not materially
     adversely affect the value of the Premises, including any anchor parcel to be conveyed to a department store, taken as a whole, or materially adversely effect the Operating Income, (B) shall not result in any violation of the terms of any Operating Agreement or Lease at the Mortgaged Property, and (C) shall be conducted in accordance with Sections 12(d) and 13(c) hereof.

               (ii) Mortgagor delivers an Officer's Certificate stating that (A) such transactions and the particular plans developed for the Expansion (x) shall not violate any existing Material Lease or Operating Agreement, and shall not affect the utility or operation of the Premises in any material adverse respect, (B) any connection to, or contemplated shared use of, the common area in order to provide utilities services and access to the Expansion shall not affect the availability or provision of utility services to the Premises in any material adverse respect, and (C) any such transaction shall not materially reduce the rentable square footage of the Improvements,

               (iii) Mortgagee receives written confirmation from the Rating Agencies that the Expansion would not result in a downgrading, withdrawal or qualification of the then-ratings of the Certificates,

               (iv) Mortgagor obtains an agreement from any third party developer conducting such Expansion which provides that in the event such third party developer does not complete construction of the improvements on the expansion parcel, Mortgagor will have the right, at either Mortgagor's or the developer's expense as Mortgagor shall elect, to enter the Expansion parcel and either complete the improvements or demolish the uncompleted improvements with no liability to the third party developer, and

               (v) Mortgagor shall have provided to Mortgagee such title insurance endorsements as Mortgagee may reasonably require.

Mortgagee shall execute and deliver to Mortgagor such instruments and agreements as are reasonably requested of it by Mortgagor, at Mortgagor's expense, in order to consummate any Expansion permitted hereby.

          14. LEGAL COMPLIANCE. To Mortgagor's actual knowledge, Mortgagor and the Mortgaged Property and the use thereof materially comply with all Legal Requirements. Subject to Mortgagor's right of contest pursuant to Section 8(c), Mortgagor shall comply in all material respects with all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations and requirements of every Governmental Authority, including, without limitation, Environmental Laws, and all covenants, restrictions and conditions now or hereafter of record which may be applicable to it or to any of the Mortgaged Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Mortgaged Property, including, without limitation, building and zoning codes and ordinances (collectively, "Legal Requirements"); provided, however, with respect to any matters of noncompliance that are the responsibility of a Tenant under its Lease and that do not materially adversely affect the value or utility of the Mortgaged Property, Mortgagor's obligations under the preceding provisions of this Section 14 shall be limited to Mortgagor's exercise of diligent efforts to have such Tenant fulfill such obligations.

          15.  BOOKS AND RECORDS, FINANCIAL STATEMENTS, REPORTS
AND OTHER INFORMATION.

          (a) Books and Records. Mortgagor will keep and maintain on a fiscal year basis proper books and client records, in which accurate and complete entries shall be made of all dealings or transactions of or in relation to the Mortgage Notes and the Mortgaged Property and the business and affairs of Mortgagor relating to the Mortgaged Property, in accordance with U.S. generally accepted accounting principles consistently applied ("GAAP"). Mortgagee and its authorized representatives shall have the right at reasonable times and upon reasonable notice to examine the books and records of Mortgagor relating to the operation of the Mortgaged Property and to make such copies or extracts thereof as Mortgagee may reasonably require.

          (b)  Financial Statements.

                    (i) Not later than sixty (60) days following the end of each fiscal quarter (other than the fourth
          (4th) quarter of any fiscal year) of Mortgagor's operations, Mortgagor will deliver to Mortgagee unaudited financial statements prepared by an Independent Accountant (or internally prepared), which shall be prepared in accordance with GAAP, including a balance sheet as of the end of such quarter and a statement of revenues and expenses for such quarter. Such statements for each quarter shall be accompanied by an Officer's Certificate certifying that to the signer's actual knowledge, (A) such statements fairly represent the financial condition and results of opera tions of Mortgagor in accordance with GAAP and (B) as of the date of such Officer's Certificate, no Default exists under this Mortgage, the Mortgage Notes or any other Loan Document or, if so, specifying each such Default and the nature and status thereof and the action then being taken by Mortgagor or proposed to be taken to remedy such Default.

                    (ii)  Not later than ninety (90) days after
          the end of each fiscal year of Mortgagor's operations, Mortgagor will deliver to Mortgagee audited financial statements certified by an Independent Accountant in accordance with GAAP, including a balance sheet as of the end of such year and a statement of revenues and expenses for such year, and stating in comparative form the figures for the previous fiscal year. Such annual financial statements shall also be accompanied by an Officer's Certificate in the form required pursuant to
          Section 15(b)(i) hereof.

          (c) Leasing Reports. Not later than ninety (90) days after the end of each fiscal quarter of Mortgagor's operations, Mortgagor will deliver to Mortgagee a true and complete rent roll for the Mortgaged Property, dated as of the last date of such fiscal quarter, (i) containing a list of all Tenants under Leases, (ii) the net rentable square feet or gross leasable square feet leased by each Tenant, (iii) the annual fixed rent and additional rent currently payable by each Tenant and, to the extent available, sales per gross leasable foot by each Tenant, and (iv) the expiration date of each of the Leases, and such rent roll shall be accompanied by an Officer's Certificate certifying that such rent roll is true, correct and complete in all material respects and stating whether Mortgagor, within the past three (3) months, has issued a notice of default with respect to any Lease which has not been cured, and the nature of such default. In each quarterly period Mortgagor will deliver to Mortgagee, upon request by Mortgagee, a certified copy of any Lease entered into during the previous fiscal quarter, together with a certificate which shall include a statement that each such Lease complies with the provisions of Section 16 hereof.

          (d) Other Information. Mortgagor will, within a reasonable time after written request by Mortgagee or any of the Rating Agencies, furnish or cause to be furnished to Mortgagee or such Rating Agency, as applicable, in such manner and in such detail as may be reasonably requested, such reasonable additional information as may be requested by such Person with respect to the Mortgaged Property.

          16.  COMPLIANCE WITH LEASES AND AGREEMENTS.

          (a) Mortgagor represents that it has heretofore delivered to Mortgagee true and complete copies of the Material Leases and the Operating Agreements and any and all amendments or modifications thereof. Except as previously disclosed to the Mortgagee and the Rating Agencies, (i) the Leases and the Operating Agreements are in full force and effect, and (ii) Mortgagor has not given any notice of default to, and has not received any notice of default from, any Tenant under any of the Material Leases (or under any other Leases which individually or in the aggregate if in default would materially adversely affect the value of the Premises taken as a whole) or any party to any of the Operating Agreements which remains uncured. Mortgagor has complied with and performed all of its material construction, improvement and alteration obligations with respect to the Premises or the Real Estate required as of the date hereof under the Material Leases and the Operating Agreements. Mortgagor will promptly after receipt thereof deliver to Mortgagee a copy of any notice received with respect to any of the Operating Agreements or from any Tenant under any Lease covering five percent (5%) or more of the gross leasable area of the Real Estate (any such Lease, a "Material Lease"), claiming that Mortgagor is in default in the performance or observance of any of the material terms, covenants or conditions of any of the Operating Agreements or such Material Lease.

          (b) Mortgagor may, at all times, lease the portions of the Mortgaged Property currently used as retail premises in its discretion reasonably exercised in a first-class manner consistent with other first-class regional shopping malls located in the greater Chicago, Illinois, metropolitan area and then current market conditions existing therein, and otherwise in accordance with this Mortgage. Each Lease entered into after the date hereof, including the renewal or extension on or after the date hereof of any Lease entered into prior to the date hereof if the rent payable during such renewal or extension, or a formula or other method to compute such rent, is not provided for in such Lease (such a renewal or extension a "Renewal Lease"), either (A) shall provide for payment of rent and all other material amounts payable on market terms and conditions (taking into account the type and quality of the tenant, the length of tenancy and the location and configuration of the space so rented), as of the date such Lease is executed by Mortgagor, of the space covered by such Lease or Renewal Lease for the term thereof, including any renewal options, (B) shall not materially adversely affect the value of the Real Estate taken as a whole, or (C) shall be consented to by the Mortgagee. Mortgagor may, without the consent of Mortgagee, amend, modify or waive the provisions of any Lease or terminate, reduce rents under or shorten the term of any Lease provided that such action (taking into account, in the case of a termination, reduction in rent or shortening of term, the planned alternative use of the affected space) does not materially adversely affect the value of the Real Estate taken as a whole, and provided further that such Lease, as amended, modified or waived, is otherwise in compliance with the requirements of this Mortgage. Mortgagor shall deliver to Mortgagee a certified copy of any such amendment, modification or waiver which relates to a Material Lease which has previously been delivered to Mortgagee. Mortgagor shall manage the portion of the Mortgaged Property currently used as office premises in accordance with sound management practices for similar properties.

          (c) Mortgagor shall (i) promptly perform and observe all of the material terms, covenants and conditions required to be performed and observed by Mortgagor under the Ground Lease, and promptly perform and observe all of the material terms, covenants and conditions required to be performed and observed by Mortgagor under the Leases and Operating Agreements (other than the Ground Lease) if the failure to perform or observe the same would materially and adversely affect the value of the Premises taken as a whole; (ii) exercise, within fifteen (15) Business Days after a written request by Mortgagee, any right to request from the Tenant under any Lease or the party to any Operating Agreement a certificate with respect to the status thereof; and
(iii) not collect any of the Rents under the Leases more than one
(1) month in advance (except that Mortgagor may collect such security deposits as are permitted by Legal Requirements and are commercially reasonable in the prevailing market and collect escalations, percentage rent and other charges in accordance with the terms of each Lease).

          (d) All Leases entered into by Mortgagor after the date hereof shall be subject and subordinate to this Mortgage (through either subordination provisions in the Leases or separate Nondisturbance Agreements), and shall provide that the Tenant thereunder shall attorn to Mortgagee, or any other Person succeeding to the interest of Mortgagee, on the terms set forth in Section 16(e); provided that Mortgagee, at the request of Mortgagor, shall enter into a subordination, attornment and nondisturbance agreement, in form and substance substantially similar to the form attached hereto as Exhibit C (a "Nondisturbance Agreement") with any existing Tenant or any Tenant entering into a Lease after the date hereof (other than a Lease to an Affiliate of the Mortgagor), provided further that, with respect to any Lease entered into after the date hereof, such request is accompanied by an Officer's Certificate stating that such Lease complies in all respects with this Section 16. All actual, out-of-pocket costs and expenses of Mortgagee in connection with the negotiation, preparation, execution and delivery of any Nondisturbance Agreement including, without limitation, reasonable attorneys' fees and disbursements, shall be paid by Mortgagor.

          (e) Each Lease entered into from and after the date hereof shall provide as follows: In the event of the enforcement by Mortgagee of any remedy under this Mortgage, the Tenant under such Lease shall, at the option of Mortgagee or of any other Person succeeding to the interest of Mortgagee as a result of such enforcement, subject to Mortgagee's and such Tenant's delivery of a Nondisturbance Agreement if such Nondisturbance Agreement is required pursuant to the provisions of Section 16(d) above, attorn to Mortgagee or to such Person and shall recognize Mortgagee or such successor in interest as lessor under the such Lease without change in the provisions thereof; provided, however, Mortgagee or such successor in interest shall not be liable for or bound by (i) any payment of an installment of rent or additional rent which may have been made more than thirty (30) days before the due date of such installment, (ii) any amendment or modification to or termination of any such Lease not in conformity with Section 16(b), (iii) any act or omission of or default by Mortgagor under any such Lease or (iv) any credits, claims, setoffs or defenses which any Tenant may have against Mortgagor. Each such Tenant, upon reasonable request by Mortgagee or such successor in interest, shall execute and deliver an instrument or instruments confirming such attornment subject to Mortgagee's delivery of a Nondisturbance Agreement to such Tenant if such Nondisturbance Agreement is required pursuant to the provisions of Section 16(d) above.

          17. MORTGAGEE'S RIGHT TO PERFORM. Upon the occurrence of an Event of Default with respect to the performance of any of the Obligations contained herein, Mortgagee, without waiving or releasing Mortgagor from any Obligation or Default under this Mortgage, may (but shall not be obligated to), at any time perform the same, and the cost thereof, with interest at a rate equal to the weighted average of the interest rates provided for in the Mortgage Notes from the date of payment by Mortgagee to the date such amount is paid by Mortgagor, shall immediately be due from Mortgagor to Mortgagee, and the same shall be secured by this Mortgage and shall be a Lien on the Mortgaged Property prior to any right, title to, interest in or claim upon the Mortgaged Property attaching subsequent to the Lien of this Mortgage (subject to the provisions of Section 12(d)). No payment or advance of money by Mortgagee under this Section 17 shall be deemed or construed to cure Mortgagor's Default or waive any right or remedy of Mortgagee hereunder.

          18. MORTGAGOR'S EXISTENCE; ORGANIZATION AND AUTHORITY. Mortgagor shall do all things necessary to preserve and keep in full force and effect its existence, franchises, rights and privileges under the laws of the State of Illinois and such other jurisdictions as may be required so as to have and retain the right to own property or transact business in the state and other jurisdictions in which the Mortgaged Property is located and to which the Mortgaged Property and the Mortgagor are subject. Mortgagor hereby represents and warrants that Mortgagor (a) is a duly organized and validly existing limited partnership in good standing under the laws of the State of Illinois, (b) has the power and authority to own its properties and to carry on its business as now being conducted and as proposed to be conducted in the State of Illinois and (c) has the power to execute and deliver and perform its obligations under this Mortgage, the Mortgage Notes and all of the other Loan Documents. The execution and delivery by Mortgagor of this Mortgage, the Mortgage Notes and each of the other Loan Documents, Mortgagor's performance of its respective obligations hereunder and thereunder and the creation of the security interest and Liens provided for herein and therein have been duly authorized by all requisite action on the part of Mortgagor, including the consent of its Direct Beneficial Owners where required, and will not violate any Legal Requirement, any order of any court or other Governmental Authority, the trust agreement of Mortgagor or any material indenture, agreement or other instrument to which Mortgagor is a party, or by which Mortgagor is bound, or be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any of the foregoing, or result in the creation or imposition of any Lien, of any nature whatsoever, upon any of the property or assets of Mortgagor except the Liens created hereunder and under the other Loan Documents. Mortgagor further represents that the Mortgage Notes, this Mortgage and the other Loan Documents constitute the legal, valid and binding obligations of Mortgagor, enforceable against Mortgagor in accordance with their respective terms, except as may be limited by (i) bankruptcy, insolvency or other similar Legal Requirements affecting the rights of creditors generally, and (ii) general principles of equity regardless of whether considered in a proceeding in equity or at law. Except for filings that may be required to be made with the Securities and Exchange Commission and any state agencies having jurisdiction over the offering and sale of securities, Mortgagor is not required to obtain any consent, approval or authorization from or to file any declaration or statement with, any Governmental Authority in connection with or as a condition to the execution, delivery or performance of this Mortgage, the Mortgage Notes or the other Loan Documents by Mortgagor. Representations comparable to the representations set forth above shall be deemed to have been made by the transferee of any part of the Mortgaged Property pursuant to Section 12(a). Mortgagor further represents and warrants that it is and, so long as any portion of the Indebtedness shall remain outstanding, shall do all things necessary to continue to be a Single-Purpose Entity.

          19. PROTECTION OF SECURITY; COSTS AND EXPENSES. Mortgagor shall appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Mortgagee hereunder and shall pay all actual, out-of-pocket costs and expenses, including, without limitation, cost of evidence of title and reasonable attorneys' fees and disbursements, in any such action or proceeding in which Mortgagee may appear, and in any suit brought by Mortgagee to foreclose this Mortgage or to enforce or establish any other rights or remedies of Mortgagee hereunder. If an Event of Default occurs under this Mortgage, or if any action or proceeding is commenced in which it becomes necessary to defend or uphold the Lien or priority of this Mortgage or which adversely affects Mortgagee's interest in the Mortgaged Property or any part thereof, including, but not limited to, eminent domain, enforcement of, or proceedings of any nature whatsoever under any Legal Requirement affecting the Mortgaged Property or involving Mortgagor's bankruptcy, insolvency, arrangement, reorganization or other form of debtor relief, or to a decedent, then Mortgagee, upon reasonable notice to Mortgagor, may, but without obligation to do so and without releasing Mortgagor from any obligation hereunder, make such appearances, disburse such sums and take such action as Mortgagee deems reasonably necessary or appropriate to protect Mortgagee's interest in the Mortgaged Property, including, but not limited to, disbursement of reasonable attorneys' fees, entry upon the Mortgaged Property to make repairs or take other action to protect the security hereof, and payment, purchase, contest or compromise of any encumbrance, charge or lien which in the judgment of Mortgagee appears to be prior or superior hereto. All of the costs, expenses and amounts set forth in this Section 19 shall be payable by Mortgagor, on demand and, together with interest thereon at a rate equal to the weighted average of the rates then in effect with respect to the Mortgage Notes, from the date of any such payment by Mortgagee until the date of repayment by Mortgagor, shall be deemed to be Indebtedness hereunder and shall be a Lien on the Mortgaged Property prior to any right, title, interest or claim upon the Mortgaged Property (subject to the provisions of Section 12(d)). Nothing contained in this Section 12 shall be construed to require Mortgagee to incur any expense, make any appearance, or take any other action.

          20. MANAGEMENT OF THE MORTGAGED PROPERTY. Mortgagor covenants and agrees with Mortgagee that the Mortgaged Property will be operated at all times in a first-class manner by the

Manager pursuant to the Management Agreement. The Manager shall be a Qualifying Manager. For purposes hereof a "Qualifying Manager" shall mean (i) Urban Retail Properties Co., (ii) an
Urban Affiliate, (iii) the Urban REIT or the REIT Operating Partnership, provided that such entity, together with its Affiliates, manages, at the time of its engagement, at least twelve (12) other regional or super-regional shopping centers, comprising an aggregate of at least six million square feet of gross leasable area in the United States (including anchor tenants), (iv) a prominent professional management corporation or business entity which manages, at the time of its engagement, at least twelve (12) other regional or super-regional shopping centers, comprising an aggregate of at least six million square feet of gross leasable area in the United States (including anchor tenants), or (v) another Person designated by Mortgagor (provided that Mortgagor shall obtain written confirmation from the Rating Agencies that retention of such other Person as Manager shall not result in a downgrading, withdrawal or qualification of the then-ratings of the Certificates). If the Manager shall be an entity specified in clauses (i), (ii) or (iii) above, the Management Agreement shall at the time of execution be on market terms and otherwise on terms not more favorable to the Manager than would be agreed with an unaffiliated third party (including that the same shall be terminable for cause and upon a foreclosure of the lien of this Mortgage). To the extent required by the terms of the Ground Lease, the Management Agreement shall have been approved by the Ground Lessor under the Ground Lease. Mortgagor shall provide written notice to the Rating Agencies if there is a new Manager.

          21. NO ENDORSEMENT. Mortgagee shall not become or be considered to be an endorser, co-maker or co-obligor on the Mortgage Notes or on any obligation of Mortgagor secured by this Mortgage.

          22. REMEDIES. Upon the occurrence of and during the continuation of an Event of Default, Mortgagee may take such actions against Mortgagor and/or against the Mortgaged Property or any portion thereof as Mortgagee determines is necessary to protect and enforce its rights hereunder, without notice or demand except as set forth below. Any such actions taken by Mortgagee shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Mortgagee may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Mortgagee permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Such actions may include, without limitation, the following:

          (a) Acceleration. Subject to any applicable provisions of the Mortgage Notes and the other Loan Documents, Mortgagee may declare all or any portion of the unpaid principal balance under the Mortgage Notes, together with all accrued and unpaid interest thereon, and all other unpaid Indebtedness, to be immediately due and payable.

          (b) Entry. Mortgagee may enter into or upon the Mortgaged Property, personally or by its agents, nominees or attorneys, and may dispossess Mortgagor and its agents and servants therefrom, and thereupon Mortgagee in its sole discretion may: (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every portion of the Mortgaged Property and conduct business thereon, in any case either in the name of Mortgagee or in such other name as Mortgagee shall deem advisable; (ii) complete any construction with respect to the Mortgaged Property in such manner and form as Mortgagee deems advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on the Mortgaged Property, (iv) exercise all rights and powers of Mortgagor with respect to the Mortgaged Property whether in the name of Mortgagor or otherwise, including the right to enter into, cancel, enforce or modify Leases, obtain and evict tenants and demand, sue for, collect and receive all Rents with respect to the Mortgaged Property; and (v) apply the receipts of all such Rents (other than Tenant security deposits) with respect to the Mortgaged Property to the payment of the Indebtedness, after deducting therefrom all costs and expenses (including reasonable attorneys' fees and disbursements) incurred in connection with the aforesaid operations.

          (c) Foreclosure. Mortgagee, in its sole and absolute discretion, may institute proceedings for the complete or partial foreclosure of this Mortgage against all or any portion or the Mortgaged Property, in which case the Mortgaged Property or any portion thereof may be sold for cash or upon credit, as an entirety or in parcels or portions.

          (d) Specific Performance. Mortgagee, in its sole and absolute discretion, may institute an action, suit or proceeding at law or in equity for the specific performance of any covenant, condition or agreement contained herein or in the Mortgage Notes or any other Loan Document, or in aid of the execution of any power granted hereunder or for the enforcement of any other appropriate legal or equitably remedy.

          (e) Enforcement of Mortgage Notes. Mortgagee may recover judgment on the Mortgage Notes (or any portion of the Indebtedness evidenced thereby), either before, during or after any proceedings for the foreclosure (or partial foreclosure) or enforcement of this Mortgage.

          (f) Appointment of Receiver. Mortgagee as a matter of right may appoint or secure the appointment of a receiver, trustee, liquidator or similar official of the Mortgaged Property or any portion thereof, and Mortgagor hereby irrevocably consents and agrees to such appointment, without notice to Mortgagor and without regard to the value of the Mortgaged Property or adequacy of the security for the Indebtedness and without regard to the solvency of Mortgagor or any other Person liable for the payment of the Indebtedness, and such receiver or other official shall have all rights and powers permitted by applicable law and such other rights and powers as the court making such appointment may confer (including the right to use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every portion of the Mortgaged Property and conduct business thereon, demand, sue for, collect and receive all Rents with respect to the Mortgaged Property and apply the receipts of all such Rents (other than Tenant security deposits) with respect to the Mortgaged Property to the payment of the Indebtedness after deducting therefrom all costs and expenses (including reasonable attorneys' fees and disbursements) incurred in connection with the aforesaid operations), but the appointment of such receiver or other official shall not impair or in any manner prejudice the rights of Mortgagee to receive the Rents with respect to any of the Mortgaged Property pursuant to this Mortgage or the Assignment of Leases.

          (g) UCC Remedies. Mortgagee may exercise any or all of the remedies available to a secured party under the UCC.

          (h)  Other Rights.  Mortgagee may pursue against
Mortgagor any other rights and remedies of Mortgagee permitted by law, equity or contract or as set forth herein or in the other
Loan Documents.

          (i) Acceleration upon Sale. Upon any sale of the Mortgaged Property or any part thereof by Mortgagee under or by virtue of this Mortgage, whether pursuant to foreclosure or power of sale or otherwise in accordance with the provisions of this Mortgage, the entire unpaid principal amount of the Mortgage Notes at the time outstanding shall, if not previously declared due and payable, immediately become due and payable, together with the interest accrued thereon and any applicable premium which would then be payable, and any other indebtedness which this Mortgage by its terms secures.

          Mortgagee, any Holder individually, or any nominee of any of them may be a purchaser of the Mortgaged Property or a portion thereof or of any interest therein at any sale thereof, and may apply to the purchase price all or any part of the indebtedness secured hereby in lieu of payment in cash of the amount of such indebtedness applied. Any such purchaser shall, upon any such purchase, acquire good title to the properties so purchased, free of the lien of this Mortgage and free of all rights of redemption in Mortgagor.

          Upon any sale of the Mortgaged Property after the Mortgage Notes becomes due and payable, whether at maturity, by declaration of acceleration or by automatic acceleration after an Event of Default or otherwise, the receipt of Mortgagee or the receipt of the officer making the sale under judicial proceedings shall, to the full extent legally permitted, be sufficient discharge to the purchaser for the purchase money, and such purchaser shall not be obligated to see to the application thereof.

          (j) Phase I Report. Prior to the commencement of any proceeding to foreclose the lien of this Mortgage, Mortgagee shall obtain, at Mortgagor's expense, a new Phase I environmental report with respect to the Mortgaged Property, and such additional environmental studies as may be recommended by such Phase I report.

          (k) Rate Swap Counterparty Rights. Notwithstanding anything herein or in the Trust Agreement or any other Loan Document to the contrary, upon the occurrence of an Event of Default described herein, the Rate Swap Counterparty shall have the right to issue and to direct Mortgagee to issue to Mortgagor a notice calling for an Early Termination Date (as defined in the Rate Swap Agreement), and in such event Mortgagee shall issue such notice and provide a copy thereof to the Rate Swap Counterparty. Notwithstanding anything herein to the contrary, in the case of an Event of Default described herein, the Rate
Swap Counterparty shall have the right to direct Mortgagee to take all reasonable steps necessary to foreclose the lien of this Mortgage. Mortgagee shall be under no obligation to take any action at the direction of the Rate Swap Counterparty unless the Rate Swap Counterparty shall have offered to Mortgagee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by Mortgagee in connection with such action.

          23. APPLICATION OF PROCEEDS. If the Class A Note or any class of Additional Notes are not paid by the applicable stated maturity date or are accelerated, available amounts shall be applied in the following order of priority:

          (i) First, to the payment of all sums advanced and costs and expenses incurred by Mortgagee in connection with the Loan or any part thereof, including any renewal, extension, or change of or substitution for the Loan or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Mortgagor or Servicer, together with any interest thereon at the Advance Rate, and all amounts owed to the Trust, Trustee or Servicer in respect of Trustee's or Servicer's costs and expenses, together with interest thereon at the Advance Rate;

          (ii) Second, to the payment of accrued and unpaid interest (excluding Default Interest and Additional Amounts, if any) due and payable on the Class A Note until all such accrued and unpaid interest then due and payable on the Class A Note has been paid in full;

          (iii) Third, to the payment of all outstanding principal of the Class A Note until all unpaid principal of the Class A Note has been paid in full;

          (iv) Fourth, to the payment of accrued and unpaid interest (excluding Default Interest and Additional Amounts, if any) due and payable on each class of Additional Notes until all such accrued and unpaid interest then due and payable on each class of Additional Notes has been paid in full;

          (v) Fifth, to the payment of all outstanding principal of each class of Additional Notes until all outstanding principal of each class of Additional Notes has been paid in full;

          (vi) Sixth, to the payment of Default Interest due and payable on the Class A Note until all accrued and unpaid
     Default Interest on the Class A Note has been paid in full;

          (vii) Seventh, to the payment of Default Interest due and payable on each class of Additional Notes until all accrued and unpaid Default Interest on each class of Additional Notes has been paid in full;

          (viii)    Eighth, to the payment of any Additional
     Amounts due and payable on the Class A Note until all accrued and unpaid Additional Amounts on the Class A Note have been paid in full;

          (ix) Ninth, to the payment of any Additional Amounts due and payable on each class of Additional Notes until all accrued and unpaid Additional Amounts on each class of Additional Notes have been paid in full;

          (x) Tenth, to the payment of Rate Swap Breakage Costs due and owing the Rate Swap Counterparty; and

          (xi) Eleventh, to the payment of any breakage costs due and owing any Additional Counterparty.

          Notwithstanding the foregoing, for amounts received after an Event of Default that are not in respect of the liquidation of the Mortgaged Property, the priorities set forth in clauses third and fourth above shall be reversed and interest on Additional Notes (excluding Additional Amounts and Default Interest) shall be paid prior to principal of the Class A Note.

          24. NOTICE OF CERTAIN OCCURRENCES. Mortgagor shall give notice to Mortgagee and the Rating Agencies promptly upon Mortgagor becoming aware of the occurrence of: (a) any Default;
(b) any litigation or proceeding affecting Mortgagor or the Mortgaged Property or any part thereof in which the amount involved is One Million Dollars ($1,000,000) or more and not covered by insurance or in which injunctive or similar relief is sought; and (c) a material adverse change in the business, operations, property or financial condition of Mortgagor or the Mortgaged Property.

          25. WAIVER OF TRIAL BY JURY. Mortgagor hereby waives and shall waive trial by jury in any action or proceeding brought by, or counterclaim asserted by Mortgagee which action, proceeding or counterclaim arises out of or is connected with this Mortgage, the Mortgage Notes or any other Loan Documents.

          26. TRUST FUNDS. Within ten (10) days after written request by Mortgagee, Mortgagor shall furnish Mortgagee with a statement of all security deposits by tenants under the Leases which statement shall be certified by Mortgagor.

          27.  CHANGES IN METHOD OF TAXATION; NO CREDIT FOR
PAYMENT OF TAXES.

          (a) In the event of the passage after the date hereof of any law of the United States or of the state or municipality where the Mortgaged Property is located (i) changing in any way the laws for the taxation of mortgages or debts secured thereby for federal, state or local purposes, or the manner of collection of any such taxes, and (ii) imposing a tax, either directly or indirectly, on mortgages or debts secured thereby (other than a tax that may arise in connection with ownership or transfer of the Mortgage Notes or that is imposed upon the income of the Mortgagee), the Mortgagor shall either pay such taxes or prepay the Mortgage Notes (without premium or penalty); provided, however, the Mortgagor shall make any payment of any tax so imposed when due until full prepayment of the Mortgage Notes.

          (b) Mortgagor shall not be entitled to any credit against the principal of or interest or premium, if any, payable on the Mortgage Notes, and Mortgagor shall not be entitled to any credit against any other amounts which may become payable under the terms thereof or hereof, by reason of the payment of any tax on the Mortgaged Property or any part thereof or by reason of the payment of any other Imposition or other amount required to be paid hereunder. No deduction shall be made or claimed from the taxable value of the Mortgaged Property or any part thereof by reason of this Mortgage.

          28. NOTICES. Any notice, election, request or demand which by any provision of this Mortgage is required or permitted to be given or served hereunder shall be in writing and shall be given or served by hand delivery against receipt, by any nationally recognized overnight courier service providing evidence of the date of delivery or by certified mail return receipt requested, postage prepaid, by hand or by nationally recognized overnight delivery service, addressed to Mortgagor at the address provided on the first page of this Mortgage,
Attention: Chief Financial Officer.

with a copy to:

                         Urban Shopping Centers, L.P.
                         900 North Michigan Avenue
                         Chicago, Illinois  60611-1582
                         Attention:  General Counsel

and to Mortgagee at the following address:

                         Bankers Trust Company
                         3 Park Plaza, 16th Floor
                         Irvine, CA 92614
                         Attention:  USC Oakbrook 1997-1

with a copy to:

                         AMRESCO Services, L.P.
                         235 Peachtree Street, N.E.
                         Suite 900
                         Atlanta, GA 30303
                         Attention: Charles C. Hays, III

and to the Rate Swap Counterparty at the following address:

                         Goldman Sachs Mitsui Marine Derivative Products, L.P. 85 Broad Street
                         New York, New York 10004
                         Attention:
                                   ---------------------------
or at such other address as shall be designated from time to time by Mortgagor or Mortgagee by notice given in accordance with the provisions of this Section 28. Any such notice or demand given hereunder shall be effective upon delivery or three (3) days after mailing as aforesaid. All notices, elections, requests and demands required or permitted under this Mortgage shall be in the English language.

          29. MODIFICATION. This Mortgage may not be altered, amended, modified, changed or terminated orally but only by a written agreement signed by the party against which enforcement is sought. Except as otherwise provided herein, modifications of and amendments to this Mortgage may be made by Mortgagee and Mortgagor only with the consent of the Holders of more than fifty percent (50%) in the aggregate principal amount of the Certificates outstanding; provided, however, that no such modification or amendment may, without the consent of the Holder of each Certificate affected thereby, (a) change the stated maturity of, or any installment of principal of, or interest on, the related Mortgage Note, (b) reduce the stated principal amount of, or the rate of interest on, the related Mortgage Note, (c) change any obligation of Mortgagor to pay Additional Amounts in respect of the related Mortgage Note except as contemplated by this Mortgage and the Trust Agreement, (d) change the coin or currency in which the related Mortgage Note or any interest thereon is payable, (e) impair the right to institute suit for the enforcement of any payment on or with respect to the related Mortgage Note after its maturity or, in case of prepayment, on or after the prepayment date, (f) reduce the percentage in principal amount of outstanding Certificates, the consent of whose Holders is required for any such modification or amendment of this Mortgage or for the waiver of compliance with certain provisions of this Mortgage or for the waiver of certain defaults, (g) modify any of the provisions governing the rights of Mortgagee and Mortgagor to amend this Mortgage or the Mortgage Notes, or
(h) deprive Mortgagee of the benefit of a first priority security interest in the Mortgaged Property or permit the creation of any lien ranking prior to or on a parity with the lien of this Mortgage with respect to the Mortgaged Property or terminate the lien of this Mortgage at any time.

          Mortgagor and Mortgagee may agree, without the consent of the Holders, to any modification of this Mortgage or the Mortgage Notes, (a) to facilitate the issuance of Additional
Notes (without limiting the conditions set forth in Section 44 hereof), (b) to add to the covenants for the benefit of Mortgagee or surrender any right or power of Mortgagor, provided that such surrender shall not adversely affect the interests of the Holders, (c) to add any Events of Default provided such action shall not adversely affect the interests of any Holder, (d) to evidence and provide for the appointment and acceptance of any successor Trustee or Servicer, or (e) to cure any ambiguity or cure or correct any defective or inconsistent provision in this Mortgage or any Mortgage Note provided such action shall not adversely affect the interests of the Holders. Notwithstanding the foregoing, the Servicer shall have the right to consent to any modification which adversely affects its rights under this Mortgage.

          Mortgagee shall not consent to any amendment or modification of this Mortgage which would adversely affect the Trust's (as defined in the Trust Agreement) status as a grantor trust for federal income tax purposes.

          In determining whether any change adversely affects the interests of Holders, Mortgagee may rely upon written confirmation of the Rating Agencies that such change will not result in the downgrading, withdrawal or qualification of the then current rating on the Certificates then outstanding and affected thereby.

          30. PARTIAL INVALIDITY. In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included hereunder.

          31. MORTGAGOR'S WAIVER OF RIGHTS. To the fullest extent permitted by law, Mortgagor waives the benefit of all laws now or hereafter in existence (i) providing for any appraisement before sale of any portion of the Mortgaged Property, and (ii) in any way extending the time for the enforcement of the collection of the Mortgage Notes or the Indebtedness evidenced thereby and by the other Loan Documents or creating or extending a period of redemption from any sale made in collecting said Indebtedness.
To the fullest extent permitted by law, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, extension or redemption, and Mortgagor, for Mortgagor and its successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the fullest extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the secured Indebtedness and marshalling of assets in the event of foreclosure of the Liens hereby created. Mortgagor hereby also waives any right to bring or utilize any defense, counterclaim or setoff in or to any foreclosure action by Mortgagee or with respect to the exercise of any remedies hereunder by Mortgagee.

          32. REMEDIES NOT EXCLUSIVE. Mortgagee shall be entitled to enforce payment and performance of any Indebtedness or obligations secured hereby and to exercise all rights and remedies under this Mortgage, the Mortgage Notes or the other Loan Documents or otherwise at law or in equity, notwithstanding that some or all of the Indebtedness and obligations secured hereby may now or hereafter be otherwise secured, whether by mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Mortgage nor its enforcement, shall prejudice or in any manner affect Mortgagee's right to realize upon or enforce any other security now or hereafter held by Mortgagee, it being agreed that Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by Mortgagee hereunder, under any of the other Loan Documents or otherwise in such order and manner as Mortgagee may determine in its absolute discretion. No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy available hereunder, under any of the other Loan Documents or otherwise available at law or in equity, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity. Every right or remedy given by the Mortgage Notes, the other Loan Documents or this Mortgage to Mortgagee or to which either of them may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Mortgagee.

          33. SUCCESSORS AND ASSIGNS. All covenants of Mortgagor contained in this Mortgage are imposed solely and exclu sively for the benefit of Mortgagee and its successors and assigns, and no other Person shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Mortgagee at any time if in its sole discretion it deems it advisable to do so. All such covenants of Mortgagor shall run with the land and bind Mortgagor, the successors and assigns of Mortgagor (and each of them) and all subsequent owners, encumbrances and Tenants of the Mortgaged Property, and shall inure to the benefit of Mortgagee, its successors and assigns. The word "Mortgagor" shall be construed to mean the permitted successors and assigns of the originally named Mortgagor and as if it read "Mortgagors" whenever the sense of this Mortgage so requires. The word "Mortgagee" shall be construed to mean Mortgagee named herein and Trustee after the execution and delivery of the Assignment.

          34.  APPLICABLE LAW.

          (a) All rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof, including those which do not require the giving of notice, does not violate any applicable law, and are intended to be limited to the extent necessary so that they will not render this Mortgage invalid, unenforceable or not entitled to be recorded, registered or filed under any applicable law. All waivers, consents, confessions and releases provided for in this Mortgage are effective only to the extent permitted by applicable law.

          (b) This Mortgage shall be governed by and construed according to the laws of the State of Illinois, without regard to the conflicts of law principles of such State.

          35.  ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS.

          (a) Recording Fees, Taxes, Etc. Mortgagor hereby agrees to take all such further reasonable actions, and to pay all Impositions, recording fees, charges, costs and other expenses including, without limitation, reasonable attorneys' and professional fees and disbursements which are currently or in the future shall be imposed, and which may be required or necessary to establish, preserve, protect or enforce the Lien of this Mortgage and any United States documentary stamp taxes which may be imposed on this Mortgage or any instrument relating thereto.

          (b) No Offsets. Mortgagor warrants and represents to Mortgagee that as of the date hereof there exists no cause of action at law or in equity that would constitute any offset, counterclaim or deduction against the Indebtedness or its Obligations under this Mortgage.

          (c) Full and Accurate Disclosure. No statement of fact made by or on behalf of Mortgagor in this Mortgage or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading.

          (d) No Litigation. Except as has been disclosed in writing to Mortgagee, Mortgagor has received no notice that litigation is pending and, to Mortgagor's knowledge, no litigation has been threatened in writing against Mortgagor which, if determined adversely to Mortgagor, would have a material adverse affect on the Mortgaged Property, and no Taking has been commenced or, to Mortgagor's actual knowledge, is contemplated with respect to all or any portion of the Mortgaged Property or for the relocation of roadways providing access to the Mortgaged Property.

          (e) Solvency. The fair saleable value of the Mortgagor's assets exceeds and will, immediately following the issuance of the Mortgage Notes and the consummation of the other transactions contemplated to take place simultaneously therewith, exceed Mortgagor's liabilities, including, without limitation, contingent liabilities. Mortgagor's assets do not and, immediately following the issuance of the Mortgage Notes and the consummation of the other transactions contemplated to take place simulta neously therewith will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Mortgagor does not intend to, and does not believe that it will, incur debts and liabilities (including, without limitation, contingent liabilities) beyond its ability to pay such debts as they mature.

          (f) Single Purpose Entity. Mortgagor covenants and agrees with Mortgagee that it has not and shall not:

          (i) engage in any business or activity other than the ownership, operation and maintenance of the Mortgaged Property, and activities incidental thereto;

          (ii) acquire or own any material assets other than
(A) the Mortgaged Property, and (B) such incidental personal property as may be necessary for the operation of the Mortgaged
Property;

          (iii) merge into or consolidate with any person or entity or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure, without in each case
Mortgagee's consent, except in accordance with the terms of this Mortgage;

          (iv) fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation, or, without confirmation by the Rating Agencies that same shall not result in a downgrading, withdrawal or qualification of the then-ratings of the Certificates, and except as expressly provided herein, amend, modify, terminate or fail to comply with the provisions of Mortgagor's partnership agreement, articles or certificate of incorporation, operating agreement or similar organizational documents, as the case may be, as same may be further amended or supplemented, if such amendment, modification, termination or failure to comply would adversely affect the ability of Mortgagor to perform its obligations hereunder, under the Mortgage Notes or under any Loan Documents;

          (v) own any subsidiary or make any investment in, any Person or entity without the consent of Mortgagee;

          (vi) commingle its assets with the assets of any of its general partners, members, shareholders, affiliates, principals or of any other person or entity;

          (vii) incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the indebtedness secured hereby and other indebtedness permitted hereunder;

          (viii) fail to maintain its records, books of account and bank accounts separate and apart from those of the general partners, members, shareholders, principals and affiliates of Mortgagor, the affiliates of a general partner or member, or shareholder of Mortgagor and any other person or entity;

          (ix) enter into any contract or agreement with any general partner, member, shareholder, principal or affiliate of Mortgagor, any guarantor or indemnitor, or any general partner, member, principal or affiliate thereof, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any general partner, member, shareholder, principal or affiliate of Mortgagor, or any such guarantor or indemnitor, or any general partner, member, principal or affiliate thereof;

          (x) seek the dissolution or winding up in whole, or in part, of Mortgagor;

          (xi) hold itself out to be responsible for the debts of another person;

          (xii)     make any loans or advances to any third
party, including any general partner, member, shareholder, principal or affiliate of Mortgagor, or any general partner, principal or affiliate thereof;

          (xiii)    fail to file its own tax returns;

          (xiv) fail either to hold itself out to the public as a legal entity separate and distinct from any other entity or person or to conduct its business solely in its own name in order not (A) to mislead others as to the identity with which such other party is transacting business, or (B) to suggest that

Mortgagor is responsible for the debts of any third party
(including any general partner, principal or affiliate of Mortgagor, or any general partner, principal or affiliate thereof);

          (xv) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; or

          (xvi)     file or consent to the filing of any
petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors, without the consent of any general partner of Mortgagor (including the vote of the Independent Director).

          Mortgagor covenants and agrees with Mortgagee that it has and shall:

          (i)  maintain separate financial statements;

          (ii) pay the salaries of its own employees if any, and maintain a sufficient number of employees in light of its contemplated business operations;

          (iii) allocate fairly and reasonably any overhead for shared office space;

          (iv) use separate stationery, invoices, and checks; and

          (v) correct any known misunderstanding regarding its separate entity.

          (g) General Partner. If Mortgagor is a limited partnership or a limited liability company, each general partner or at least one member (the "SPE Member") of Mortgagor, as applicable, is a corporation whose sole asset is its interest in Mortgagor and each general partner or the SPE Member of Mortgagor, as applicable, will at all times comply, and will cause Mortgagor to comply, with each of the covenants, terms and provisions contained in Section 35(f) as if such representation, warranty or covenant was made directly by such general partner or SPE Member. Only the SPE Member may be designated as a manager under the law where Mortgagor is organized.

          (h) Independent Director. Mortgagor shall at all times cause there to be at least one duly appointed member of the board of directors (an "Independent Director") of each general partner of Mortgagor (or of the SPE Member of Mortgagor) reasonably satisfactory to Mortgagee who shall not have been at the time of such individual's initial appointment, and may not have been at any time during the preceding five years, and shall not be at any time while serving as a director of the general partner (or SPE Member) either (i) a shareholder of, or an officer, director, partner or employee of, Mortgagor or any of its shareholders, partners, members, subsidiaries or affiliates,
(ii) a customer of, or supplier to, Mortgagor or any of its shareholders, partners, members, subsidiaries or affiliates, who draws more than ten percent (10%) of its revenue from Mortgagor,
(iii) a person or other entity controlling or under common control with any such shareholder, officer, director, partner, member, employee, supplier or customer, or (iv) a member of the immediate family of any such shareholder, officer, director, partner, member, employee, supplier or customer. As used in this
Section 35(h), the term "control": means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policy of a person or entity, whether through ownership of voting securities, by contract or otherwise.

          (i) ERISA. Mortgagor has made and shall continue to make all required contributions to all employee benefit plans, if any, and Mortgagor has no knowledge of any material liability which has been incurred by Mortgagor which remains unsatisfied for any taxes or penalties with respect to any employee benefit plan or any multi-employer plan, and each such plan has been administered in compliance with its terms and the applicable provisions of ERISA and any other federal or state law.

          (j) Contingent Liabilities. Mortgagor has no known material contingent liabilities other than those disclosed in the financial statements of Mortgagor delivered to Mortgagee.

          (k) No Other Obligations. Mortgagor has no material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Mortgagor is a party or by which Mortgagor or the Mortgaged Property is otherwise bound, other than obligations incurred in the ordinary course of the operation of the Mortgaged Property and other than obligations under this Mortgage and the other Loan Documents.

          (l) Fraudulent Conveyance. Mortgagor (1) has not entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (2) received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the transactions contemplated by the Loan Documents, the fair saleable value of Mortgagor's assets exceeds and will, immediately following the execution and delivery of the Loan Documents, exceed Mortgagor's total liabilities, including, without limitation, subordinated, unliquidated, disputed or contingent liabilities. The fair saleable value of Mortgagor's assets is and will, immediately following the execution and delivery of the Loan Documents, be greater than Mortgagor's probable liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. Mortgagor's assets do not and, immediately following the execution and delivery of the Loan
Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Mortgagor does not intend to, and does not believe that it will, incur debts and liabilities (including, without limitation, contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Mortgagor).

          (m) Access/Utilities. The Mortgaged Property has adequate rights of access to public ways and is served by adequate water, sewer, sanitary sewer and storm drain facilities. All public utilities necessary to the continued use and enjoyment of the Mortgaged Property as presently used and enjoyed are located in the public right-of-way abutting the Mortgaged Property, and all such utilities are connected so as to serve the Mortgaged Property without passing over other property. All roads necessary for the full utilization of the Mortgaged Property for its current purpose have been completed and dedicated to public use and accepted by all governmental authorities or are the subject of access easements for the benefit of the Mortgaged Property.

          (n) Special Assessments. Except as disclosed in that certain commitment for title insurance issued by Ticor Title Insurance Company, dated as of June 26, 1997, Commitment No. D738525-N24-24660-14, there are no pending or, to the knowledge of Mortgagor, proposed special or other assessments for public improvements or otherwise affecting the Mortgaged Property, nor, to the knowledge of Mortgagor, are there any contemplated improvements to the Mortgaged Property that may result in such special or other assessments.

          (o) Flood Zone. The Mortgaged Property is not located in a flood hazard area as defined by the Federal Insurance Administration.

          36. NO WAIVER. No failure by Mortgagee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof shall constitute a waiver of any such term or right, power or remedy or of any such breach. No waiver of any breach shall affect or alter this Mortgage, which shall continue in full force and effect, or shall affect or alter the rights of Mortgagee with respect to any other then existing or subsequent breach.

          37. NON-RECOURSE OBLIGATIONS. Anything contained in this Mortgage or the other Loan Documents to the contrary notwithstanding (except as provided below), Mortgagee's recourse for the satisfaction of the Indebtedness and for the payment and performance of all of the Obligations of the Mortgagor under this Mortgage, the Mortgage Notes or the other Loan Documents shall be limited solely to the Mortgagor's interest in the Mortgaged
Property, and none of (i) Mortgagor or any Affiliate thereof,
(ii) any Direct Beneficial Owner or any Affiliate thereof, (iii) any Person owning, directly or indirectly, any legal or beneficial interest in Mortgagor or any Direct Beneficial Owner or any Affiliate thereof, or (iv) any partner, principal, officer, controlling person, beneficiary, trustee, advisor, shareholder, employee, agent, Affiliate or director of any Person described in clauses (i) through (iii) above shall be personally liable for the performance of any Obligation or the payment of any Indebtedness, provided, however, that the foregoing limitation on the personal liability of the Persons described in clauses (i) through (iv) above shall not impair the validity of the Lien of this Mortgage, any other Loan Documents, or the right of Mortgagee to foreclose and/or enforce any of its rights or remedies in and to the Mortgaged Property upon the occurrence of an Event of Default as provided in this Mortgage or the other
Loan Documents. Nothing herein shall be deemed to be a waiver of any right which Mortgagee may have under Section 506(a), 506(b), 1111(b) or any other provision of the Bankruptcy Reform Act of 1978 or any successor thereto or similar provisions under applicable state law to file a claim for the full amount of the Indebtedness owing to Mortgagee by Mortgagor or to require that all the Mortgaged Property shall continue to secure all of the Indebtedness owing to Mortgagee in accordance with this Mortgage, the Mortgage Notes and the other Loan Documents.

          38. FURTHER ASSURANCES. Mortgagor, at its own expense, will execute, acknowledge and deliver all such reasonable further acts, documents or instruments including, without limitation, security agreements on any personalty included or to be included in the Mortgaged Property and a separate assignment of each Lease and take all such actions as Mortgagee from time to time may reasonably request to better assure, transfer and confirm unto Mortgagee the rights now or hereafter intended to be granted to Mortgagee under this Mortgage or the other Loan Documents.

          39. ESTOPPEL CERTIFICATES. Mortgagor and Mortgagee each will, from time to time, upon twenty (20) days' prior written request by the other party, execute, acknowledge and deliver to the requesting party, in the case of a request to Mortgagee, a certificate signed by an authorized officer or officers and in the case of a request to Mortgagor, an Officer's Certificate, stating that this Mortgage is unmodified and in full force and effect (or, if there have been modifications, that this Mortgage is in full force and effect as modified and setting forth such modifications) and stating the amount of accrued and unpaid interest and the outstanding principal amount of each of the Mortgage Notes. The estoppel certificate from Mortgagee shall also state either that, to the best knowledge of the signer of such certificate and based on no independent investigation, no Default exists hereunder or, if any Event of Default shall exist hereunder, specify any Event of Default of which Mortgagee has actual knowledge.

          40. ADDITIONAL SECURITY. Without notice to or consent of Mortgagor and without impairment of the Lien and rights created by this Mortgage, Mortgagee may accept (but Mortgagor shall not be obligated to furnish) from Mortgagor additional security for the Mortgage Notes. Neither the giving of this Mortgage nor the acceptance of any such additional security shall prevent Mortgagee from resorting, first, to such additional security, and, second, to the security created by this Mortgage without affecting Mortgagee's Lien and rights under this Mortgage.

          41. INDEMNIFICATION BY MORTGAGOR. Subject to the provisions of Section 37 hereof, Mortgagor will protect, indemnify and save harmless Mortgagee and its directors, officers, shareholders, employees and agents (collectively, the "Indemnified Parties") from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including all reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against the Indemnified Parties or the Mortgaged Property or any part of its interest therein, by reason of the occurrence or existence of any of the following prior to the payment in full of the Mortgage Notes or foreclosure of the lien of this Mortgage or delivery of a deed in lieu thereof, unless caused solely by the actual willful misconduct or gross negligence of the Indemnified Parties

(other than such willful misconduct or gross negligence imputed to the Indemnified Parties because of their interest in the Mortgaged Property): (a) ownership of Mortgagor's interest in the Mortgaged Property, or any interest therein, or receipt of any Rents or other sum therefrom, (b) any accident, injury to or death of any persons or loss of or damage to property occurring on or about the Mortgaged Property or any Appurtenances thereto,
(c) any design, construction, operation, repair, maintenance, use, non-use or condition of the Mortgaged Property or Appurtenances thereto, including claims or penalties arising from violation of any Legal Requirement or Insurance Requirement, as well as any claim based on any patent or latent defect, whether or not discoverable by the Mortgagee, any claim the insurance as to which is inadequate, and any claim in respect of any adverse environmental impact or effect, (d) any Default under this Mortgage or any of the other Loan Documents or any failure on the part of Mortgagor to perform or comply with any of the material terms of any Lease or Operating Agreement within the applicable notice or grace periods, (e) any performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof, (f) any negligence or tortious act or omission on the part of Mortgagor or any of its agents, contractors, servants, employees, sublessees, licenses or invitees, (g) any contest referred to in Section 8(c) hereof, (h) any obligation or undertaking relating to the performance or discharge of any of the terms, covenants and conditions of the landlord contained in the Leases or of lessee in the Ground Lease or (i) the presence in, at or under the Premises or the Improvements any Hazardous Substance in violation of any Legal Requirement or alleged by a Governmental Authority or a third party to be in violation of any Legal Requirement. Any amounts payable to the Indemnified Parties under this Section 41 which are not paid within ten (10) Business Days after written demand therefor by Mortgagee, setting forth in reasonable detail the amount of such demand and the basis therefor, shall bear interest from the date of demand at a rate equal to the weighted average of the rates set forth in the Mortgage Notes, and shall be part of the Indebtedness and secured by this Mortgage. In case any action, suit or proceeding is brought against the Indemnified
Parties by reason of any such occurrence, Mortgagor shall at Mortgagor's expense resist and defend such action, suit or proceeding or will cause the same to be resisted and defended by counsel for the insurer of the liability or by counsel designated by Mortgagor (unless reasonably disapproved by Mortgagee promptly after Mortgagee has been notified of such counsel); provided, however, that nothing herein shall compromise the right of Mortgagee to appoint its own counsel for its defense with respect to any action which in its reasonable opinion presents a conflict or potential conflict between Mortgagee and Mortgagor that would make such separate representation advisable. So long as Mortgagor is resisting and defending such action, suit or proceed ing as provided above in a prudent and commercially reasonable manner, Mortgagee shall not be entitled to settle such action, suit or proceeding and claim the benefit of this Section 41 with respect to such action, suit or proceeding and Mortgagee agrees that it will not settle any such action, suit or proceeding without the consent of Mortgagor; provided, however, that if Mortgagor is not diligently defending such action, suit or proceeding in a prudent and commercially reasonable manner as provided above, Mortgagee may settle such action, suit or proceeding subject only to the consent of Mortgagor, which consent shall not be unreasonably withheld or delayed, and claim the benefit of this Section with respect to settlement of such action, suit or proceeding. Any Indemnified Party will give
Mortgagor prompt notice after such Indemnified Party obtains actual knowledge of any potential claim by such Indemnified Party for indemnification hereunder.

          42. RELEASE. If the Mortgagor shall pay or cause to be paid, the principal of and interest on the Mortgage Notes in full at maturity or as permitted in accordance with the terms thereof and all other Indebtedness and Obligations payable to Mortgagee hereunder by the Mortgagor or secured hereby or by the other Loan Documents, then this Mortgage and all the other Loan Documents shall be discharged and satisfied or assigned (to the Mortgagor or to any other Person at the Mortgagor's direction and without recourse to Mortgagee), at the Mortgagor's option, without warranty, at the expense of the Mortgagor upon its written request. Concurrently with such release and satisfaction or assignment of this Mortgage and all the other Loan Documents, the Mortgagee will return to the Mortgagor all insurance policies relating to the Mortgaged Property which may be held by Mortgagee and any part of the Mortgaged Property or other collateral that may be in its possession and, on the written request and at the expense of the Mortgagor, will execute and deliver such proper instruments of conveyance, assignment and release (including appropriate UCC-3 termination statements) as may reasonably be requested by Mortgagor to evidence such release and satisfaction, assignment of this Mortgage and the other Loan Documents and the conveyance or assignment to or at the direction of Mortgagor of any such Mortgaged Property or other collateral, and any such instrument, when duly executed by the Mortgagee and, if appropriate, duly recorded in the places where this Mortgage is recorded, shall conclusively evidence the release and satisfaction or assignment of this Mortgage and the other Loan Documents and the conveyance or assignment of such Mortgaged Property or other collateral.

          43. USURY. Mortgagor and Mortgagee intend to conform strictly to applicable laws regarding usury. Mortgagor and Mortgagee hereby stipulate and agree that none of the terms and provisions contained in the Mortgage Notes or this Mortgage shall ever be construed to create a contract to pay for the use, forbearance, or detention of money an amount in excess of the maximum nonusurious amount allowed by applicable law. If the Mortgage Notes or this Mortgage or the transactions contemplated by any of them would be otherwise usurious under applicable law, then notwithstanding anything to the contrary in any or all of the Mortgage Notes or this Mortgage, Mortgagor and Mortgagee hereby agree as follows: (i) for any applicable period of time specified by any applicable law, interest under the Loan
Documents shall never exceed the maximum nonusurious amount allowed by such law; and (ii) if the Mortgage Notes shall be accelerated in whole or in part for any reason, or if any required or permitted prepayment occurs hereunder, then for any applicable period of time specified by any applicable law, interest shall never include more than the maximum nonusurious amount allowed by each such law, and in either such case any excess interest (if any) otherwise provided for under any or all of the Security Documents shall automatically be applied by the Mortgagee in the following order: (1) to interest properly charged under the Mortgage Notes and this Mortgage; (2) to principal properly charged under the Mortgage Notes and this Mortgage (without premium); (3) if all sums due under (1) and (2) have been or would thereby be paid in full, all other interest on the Mortgage Notes shall be cancelled automatically as of and through the date of such acceleration or prepayment; and (4) if any such excess interest has been received by the Mortgagee, it shall be refunded by Mortgagee to Mortgagor. Mortgagor shall never be required to pay unearned interest under the Mortgage
Notes and this Mortgage, or to pay interest under any or all of the Loan Documents, in each case in an amount in excess of the maximum nonusurious amount allowed by applicable law, and the provisions of this Section 43 shall control over all other provisions of any Loan Document which may be in apparent conflict herewith.

          44.  CREATION OF ADDITIONAL MORTGAGE NOTES.

          (a) Additional Notes shall be created by a supplement to this Mortgage authorized by Mortgagor, as evidenced by an Officer's Certificate, establishing the terms and provisions of such Additional Notes and the form thereof. Each class of Additional Notes may differ from the Class A Note and as between classes in any respect not in conflict with the provisions of this Mortgage and the Trust Agreement or as may be prescribed in the supplement creating such Additional Notes.

          (b) Mortgagor may, so long as no Event of Default has occurred and is continuing, incur one or more classes of Additional Notes in an aggregate principal amount and having such terms and provisions (including, without limitation, interest rate, amortization schedule, maturity date and redemption provisions) as Mortgagor shall deem appropriate, provided that each such class of Additional Notes:

          (i)  shall be denominated and payable in United States Dollars;

          (ii) shall not rank senior in any respect to the Class A Note;

          (iii) shall have a maturity date that is the same date as the Maturity Date of the Class A Note; and

          (iv) may bear interest at fixed or floating rates as shall be determined by Mortgagee at the time of incurrence of each class of Additional Notes;

and provided further that:

          (v) Mortgagee shall have received written evidence from the Rating Agencies to the effect that the incurrence of such Additional Notes will not result in a qualification, downgrading or withdrawal of the then current ratings of the Class A Certificates then outstanding;

          (vi) in connection with the issuance of such Additional Notes, Mortgagor and Mortgagee shall enter into a supplement to this Mortgage, in form and substance reasonably satisfactory to each of them, subjecting the Mortgaged Property to the Lien of this Mortgage for the benefit of the holders of any Additional Notes on a subordinate basis;

          (vii)     Mortgagee shall have received a favorable
Opinion of Counsel that the incurrence of such Additional Notes will not result in any adverse tax consequences to the Holders of the Class A Certificates then outstanding;

          (viii)    Mortgagee shall have received an Officer's
Certificate from Mortgagor that after the incurrence of any Additional Notes, the LTV Ratio will be no greater than 55%;

          (ix) Mortgagee shall have received a favorable Opinion of Counsel as to the validity and perfection of the supplement to this Mortgage and Mortgagee's security interest in the Mortgaged
Property;

          (x) an Officer's Certificate from Mortgagor shall be delivered stating that all conditions precedent herein provided for relating to the incurrence of the Additional Notes have been complied with and that the Mortgagee may lawfully execute and deliver the Mortgage supplement pertaining thereto;

          (xi) a new title insurance policy (or an endorsement to Mortgagee's current title insurance policy) shall be issued and delivered, insuring the priority of the lien of this Mortgage in favor of the Mortgagee in respect of the indebtedness evidenced by the Class A Note and the Additional Notes;

          (xii) an Officer's Certificate shall be delivered stating that all provisions of the Trust Agreement with respect to the issuance of additional Certificates have been complied with;

          (xiii) Mortgagee shall have received the written consent of the Ground Lessor to the incurrence of such Additional
Notes; and

          (xiv) any Additional Counterparty (hereinafter defined) shall have agreed in writing to the priorities of payment to the Holders, the Rate Swap Counterparty and any such Additional Counterparty set forth herein.

          Each class of Additional Notes may be issued simultaneously with the execution and delivery by Mortgagor of an interest rate swap, cap, floor or other agreement ("Additional Rate Agreement") with a counterparty ("Additional Counterparty"), which Additional Rate Agreement may be pledged to Mortgagee as additional collateral for the Loan; PROVIDED, HOWEVER, that Mortgagee receives written confirmation from the Rating Agencies that no such Additional Rate Agreement shall result in a downgrading, withdrawal or qualification of the then current ratings of the Certificates.

          Mortgagor shall not terminate any Rate Swap Agreement unless (i) Mortgagor provides a replacement Rate Swap Agreement, and (ii) Mortgagee receives written confirmation from the Rating Agencies that the termination of the Rate Swap Agreement AND the replacement Rate Swap Agreement shall not result in a downgrading, withdrawal or qualification of the then current ratings of the Certificates.

          45. THE GROUND LEASE. Promptly after Mortgagor's receipt of any notice of any motion, application or effort to reject the Ground Lease by the Ground Lessor or any bankruptcy trustee arising from or in connection with any case, proceeding or other action commenced or pending by or against the Ground Lessor under the Federal Bankruptcy Code or any successor statutes, Mortgagor shall give notice thereof to Mortgagee. Mortgagor hereby (i) assigns to Mortgagee any and all of the Mortgagor's rights as lessee under Section 365(h) of the Bankruptcy Code or any successor statute, (ii) covenants that it shall not elect to treat the Ground Lease as terminated pursuant to Section 365(h) of the Federal Bankruptcy Code or any such successor statute without the prior written consent of Mortgagee, and (iii) agrees that any such election by the Mortgagor without such consent shall be null and void. Mortgagor hereby irrevocably appoints Mortgagee as its true and lawful attorney-in-fact, which power of attorney shall be coupled with an interest, for the purpose of exercising its rights pursuant to Section 365(h) of the Federal Bankruptcy Code or any successor to such Section (A) to obtain for the benefit of Mortgagor a right to possession or statutory term of years derived from or incident to the Ground Lease, or (B) to treat the Ground Lease as terminated (it being understood, however, that prior to the foreclosure of the Lien hereof in no event shall Mortgagee acting pursuant to such power of attorney elect to treat the Ground Lease as terminated without the prior written consent of Mortgagor).

          46. EXCULPATION OF LAND TRUSTEE. This Mortgage, as well as certain other Loan Documents, is executed by LaSalle National Bank not individually or personally, but solely as trustee as aforesaid in the exercise of the power and authority conferred upon and vested it as such trustee, and it is expressly understood and agreed that nothing herein or therein contained shall be construed as creating any liability on such trustee personally to perform any covenant, undertaking, representation or agreement, either express or implied, contained herein, all such personal liability of such trustee, if any, being expressly waived by each and every person now or hereafter claiming any right or security under this Mortgage. LaSalle National Bank hereby represents that it possesses full power and authority to execute and deliver this instrument.

          47. ENVIRONMENTAL MATTERS. (a) Mortgagor hereby represents and warrants that (i) except as set forth in the "Phase I" environmental site assessment of the Premises, dated August 15, 1997, prepared by Versar, Inc. ("Versar"), the "Environmental Report"), to its actual knowledge, Mortgagor
(x) is in compliance in all material respects with all applicable Environmental Laws, (y) has received no written communication, from a Governmental Authority or any other Person, alleging that Mortgagor is not in full compliance with all Environmental Laws, and there are no events or circumstances that may prevent or interfere with such full compliance in the future,
(ii) there is no claim pending or threatened against Mortgagor with respect to Environmental Laws, and (iii) to Mortgagor's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents including, without limitation, the release, emission, discharge of disposal or any Hazardous Substance, that could form the basis of any claim against Mortgagor based on Environmental Laws.

          (b) Mortgagor covenants and agrees with Mortgagee that it shall comply with all Environmental Laws, except for such instances of non-compliance which, singly, or in the aggregate, are not reasonably likely to have a material adverse effect on the financial condition of Mortgagor. Except as to items disclosed in the Environmental Reports, if at any time during the continuance of the Lien of this Mortgage, Hazardous Substances are discovered in, around, on, or under the Premises, in such concentrations as a Governmental Authority having jurisdiction over the Mortgaged Property would require remedial action to correct (an "Environmental Event"), Mortgagor shall deliver prompt notice of the occurrence of such Environmental Event to Mortgagee. Within thirty (30) days after the occurrence of an Environmental Event, Mortgagor shall deliver to Mortgagee an Officers' Certificate (an "Environmental Certificate") explaining the Environmental Event in reasonable detail, setting forth the estimated cost as determined at such time of remedying such Environmental Event and the proposed method of remediation and time to complete such remedy. Mortgagor shall complete such remedy or cause such remediation with due diligence in the ordinary course of business. If an Environmental Event occurs, Mortgagor shall diligently remedy or (to the extent Mortgagor has legal standing to do so) use diligent efforts to cause the appropriate third party to remedy all conditions giving rise to such Environmental Event in material accordance with all Environmental Laws.

          48. JOINDER BY GROUND LESSOR. Ground Lessor is joining in the execution of this Mortgage to evidence the subordination of its entire right, title and interest in and to the Mortgaged Property to the lien of this Mortgage (and without limitation of the foregoing, Ground Lessor agrees that to the extent the rights of the parties to receive payment of insurance proceeds or condemnation awards pursuant to the terms of the Ground Lease conflict with the rights of the Mortgagee to receive payments in insurance proceeds or condemnation awards under
Section 7 of this Mortgage, the latter shall control); provided that, by accepting delivery of this Mortgage, Mortgagee, on behalf of itself and its successors, and assigns and on behalf of all other parties who, pursuant to the terms of this Mortgage, shall be entitled to the benefit thereof, shall be deemed to have agreed that (i) Ground Lessor's execution of the joinder of this Mortgage shall not give rise to any personal liability under any of the Loan Documents, on the part of the Ground Lessor, its successors and assigns or any present or future officer, director, employee, trustee, member, agent or advisor of any of the foregoing and (ii) Ground Lessor and its successors and assigns shall be entitled to the benefit of Article 25 of the Ground Lease. Without limiting the generality of the foregoing, all notices of Default hereunder and under the other Loan Documents to the Mortgagor shall also be given to the Ground Lessor, and the Ground Lessor shall have the right to cure any such Default in accordance with Section 25 of the Ground Lease.

Mortgagee shall accept any such cure provided by the Ground
Lessor, and any acceleration previously declared in respect of such Default shall be rescinded upon such cure.

          IN WITNESS WHEREOF, this Mortgage has been duly executed by Mortgagor, and joined in by Ground Lessor, on the date first hereinabove written.

                        LASALLE NATIONAL BANK, not
                        personally but as successor trustee
                        under that certain Trust Agreement,
                        dated November 20, 1975, and known
                        as Trust No. 49475


                        By:______________________________________
                        Name:____________________________________
                             Its:________________________________



                        OAK BROOK URBAN VENTURE, L.P.,
                        Beneficiary of the above-named land trust


                        By:  USC Oakbrook, Inc.,
                             its general partner


                             By:_________________________________
                             Name:_______________________________
                                  Its:___________________________